                                                                     EXHIBIT 4.1





                            SERIES 2000-2 SUPPLEMENT





                           dated as of June 29, 2000
                                     to the

                      AMENDED AND RESTATED BASE INDENTURE
                          dated as of December 1, 1996

                                     among

                       TEAM FLEET FINANCING CORPORATION,
                                   the Issuer

                               BUDGET GROUP, INC.
                                  the Servicer

                              BUDGET GROUP, INC.,
                           the Budget Interestholder

                                      and

                             BANKERS TRUST COMPANY,
                                  the Trustee

                               TABLE OF CONTENTS



                              PRELIMINARY STATEMENT

                              ARTICLE 1 DESIGNATION

                              ARTICLE 2 DEFINITIONS

                                                                                                                     PAGE

Section 2.1  Incorporation of Schedule 1, etc..................................................................         3
Section 2.2  Defined Terms.....................................................................................         3

                      ARTICLE 3 SECURITY; REPORTS; COVENANT
Section 3.1  Grant of Security Interest........................................................................         24
Section 3.2  Reports...........................................................................................         26

            ARTICLE 4 INITIAL ISSUANCE AND INCREASES AND DECREASES OF Series 2000-2
                      INVESTED AMOUNT OF Series 2000-2 NOTE
Section 4.1. Issuance in Definitive Form.......................................................................         27
Section 4.2  Procedure for Increasing the Invested Amount......................................................         27
Section 4.3  Decreases.........................................................................................         29

                       ARTICLE 5 Series 2000-2 ALLOCATIONS
Section 5.1  Establishment of the Group III Collection Account, Series 2000-2 Collection
        Account and Series 2000-2 Accrued Interest Account.....................................................         30
Section 5.2  Allocations with Respect to the Series 2000-2 Note................................................         31
Section 5.3  Withdrawals from the Series 2000-2 Accrued Interest Account.......................................         35
Section 5.4  Payment of Note Interest and Carrying Charges.....................................................         37
Section 5.5  Payment of Note Principal; Transfers to Budget Distribution Account...............................         37
Section 5.6  Servicer's or Budget's Failure to Make a Deposit or Payment.......................................         38
Section 5.7  Series 2000-2 Distribution Account................................................................         38

                          ARTICLE 6 AMORTIZATION EVENTS

                                ARTICLE 7 GENERAL

                               TABLE OF CONTENTS
                                   CONTINUED

                                                                                                       PAGE
                                                                                                       ----

Exhibit A         - Form of Series 2000-2 Note
Exhibit B         - List of Approved Manufacturers

         Series 2000-2 Supplement, dated as of June 29, 2000 (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and of the Base Indenture referred to below, this "Supplement"), among Team Fleet Financing Corporation, a Delaware corporation ("TFFC" or the "Issuer"), Budget Group, Inc. ("Budget"), a Delaware corporation formerly known as Team Rental Group, Inc. ("Team"), as the Servicer (in such capacity, the "Servicer"), Budget, as the holder of the Budget Interest (in such capacity, the "Budget Interestholder") and Bankers Trust Company, a banking corporation organized and existing under the laws of the State of New York, as Trustee (the "Trustee") under the Amended and Restated Base Indenture, dated as of December 1, 1996, among TFFC, Team and the Trustee (as amended, supplemented or otherwise modified from time to time, exclusive of Supplements creating a new Series of Notes, the "Base Indenture").


                             PRELIMINARY STATEMENT

         WHEREAS, Sections 2.2 and 12.1 of the Base Indenture provide, among other things, that TFFC, the Servicer and the Trustee may at any time and from time to time enter into a supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Series of Notes.

         WHEREAS, all conditions precedent as set forth in such Sections with respect to entering into a supplement to the Base Indenture have been satisfied.

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DESIGNATION

         (a) There is hereby created a Series of Notes to be issued in one class pursuant to the Base Indenture and this Supplement and such Series of Notes (as defined below) shall be designated generally as the Variable Funding Rental Car Asset Backed Note, Series 2000-2 and is referred to as the "Series 2000-2 Note."

         (b) The proceeds from the sale of and Increases in respect of the Series 2000-2 Note shall be deposited in the Series 2000-2 Collection Account, and such proceeds shall be available to TFFC and used (i) on and after the Series 2000-2 Issuance Date, to finance the acquisition by the Issuer and the Lessees of, or to refinance, Financed Vehicles and Eligible Receivables and (ii) on and after the Series 2000-2 Issuance Date, to acquire Lessor-Owned Vehicles manufactured by certain Eligible Manufacturers.

         (c) The Series 2000-2 Note is a Segregated Series of Notes (as more fully described in the Base Indenture) and is hereby designated as a "Group III Series of Notes". Accordingly, the Series 2000-2 Note (and each other Group III Series of Notes) shall be secured solely by the Group III Collateral and any other collateral designated as security for the Series 2000-2 Note (and, as applicable, any other Group III Series of Notes) under this Supplement or any other Supplement and will not be secured by any other collateral. The Issuer may from time to time issue additional Segregated Series of Notes that the related Series Supplements will indicate are entitled to share, together with the Series 2000-2 Note, the Group III Collateral and any other collateral designated as security for the Group III Series of Notes under this Supplement or any other related Series Supplement (the Series 2000-2 Note and any such additional Segregated Series, each, a "Group III Series of Notes" and, collectively, the "Group III Series of Notes"). Accordingly, all references in this Supplement to "all" Series of Notes (and all references in this Supplement to terms defined in the Base Indenture that contain references to "all" Series of Notes) shall, unless the context otherwise requires, refer solely to all Group III Series of Notes.

         (d) If, notwithstanding the provisions of clause (c) above, the Series 2000-2 Note is deemed by any court to be secured by collateral other than the Group III Collateral and any other collateral designated as security for the Series 2000-2 Note (and, as applicable, any other Series of Group III Notes) under this Supplement or any other Supplement ("Non-Group III Collateral"), then the interest of the Series 2000-2 Noteholders in such Non-Group III Collateral shall be subordinate in all respects to the interest of the Noteholders of the Series to which such Non-Group III Collateral was pledged by the terms of the Indenture. The following shall govern the interpretation and construction of the provisions of this Supplement: (i) this Supplement is intended to constitute a subordination agreement under New York law and for purposes of Section 510(a) of the Bankruptcy Code, (ii) the subordination provided for in this Supplement is intended to and shall be deemed to constitute a "complete subordination" under New York law, and, as such, shall be applicable whether or not the Issuer or any Series 2000-2 Noteholder is a debtor in a case (a "bankruptcy case") under the Bankruptcy Code (or any amended or successor version thereof), (iii) (A) any reference to the Series 2000-2 Note shall include all obligations of the Issuer now or hereafter existing under each such Series 2000-2 Note, whether for principal, interest, fees, expenses or otherwise, and (B) without limiting the generality of the foregoing, "interest" owing on the Series 2000-2 Note shall expressly include any and all interest accruing after the commencement of any bankruptcy case or other insolvency proceeding where the Issuer is the debtor, notwithstanding any provision or rule of law (including, without limitation, 11 U.S.C. ss.ss. 502, 506(b) (1994) (or any amended or successor version thereof)) that might restrict the rights of any holder of an interest in the Series 2000-2 Note, as against the Issuer or any one else, to collect such interest, (iv) "payments" prohibited under the subordination provisions of this Supplement shall include any distributions of any type, whether cash, other debt instruments, or any equity instruments, regardless of the source thereof, and (v) the holder of any interest in the Series 2000-2 Note retains such holder's right, under 11 U.S.C. ss. 1126 (1994) (or any amended or successor version thereof), to vote to accept or reject any plan of reorganization proposed for the Issuer in any subsequent bankruptcy of the Issuer; provided, however, that, regardless of any such vote or of the exercise of any other rights such holder (or its agents) may have under the Bankruptcy Code, and without limiting the generality of the other clauses of this clause (d), any distributions that such holder is to receive on account of such holder's interest in the Series 2000-2 Note under any such plan of reorganization, from the Issuer, from any collateral, from any guarantor, or from any other source shall be subordinated in right of payment as set forth herein and shall instead be distributed in the order of priority set forth herein.

                                   ARTICLE 2

                                  DEFINITIONS

         Section 2.1 Incorporation of Schedule 1, etc. All capitalized terms not otherwise defined herein shall have the meaning set forth therefor in Schedule 1 to the Base Indenture, as amended, supplemented or otherwise modified from time to time in accordance with the terms of the Base Indenture. All Article, Section or Subsection references herein shall refer to Articles, Sections or Subsections of the Base Indenture, except as otherwise provided herein. Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Series 2000-2 Note and not to any other Series of Notes issued by TFFC.

         Section 2.2 Defined Terms. The following words and phrases, unless otherwise defined in the Note Purchase Agreement then in effect, shall have the following meanings with respect to the Series 2000-2 Note and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

         "Accounts" means the Collection Account, the Group III Collection Account, the Series 2000-2 Collection Account, the Series 2000-2 Distribution Account and each collection account for each other Group III Series of Notes.

         "Accrued Amounts" means, with respect to any Group III Series of Notes (or any class of such Series of Notes), on any date of determination, the sum of
(i) accrued and unpaid interest on the Notes of such Series of Notes (or the applicable class thereof), (ii) the portion of the accrued and unpaid Monthly Servicing Fee (and any Supplemental Servicing Fee) allocated to such Series of Notes (or the applicable class thereof) pursuant to the Indenture on such date, and (iii) the product of (A) all other accrued and unpaid fees and expenses of the Issuer on such date, and (B) a fraction, the numerator of which is the Invested Amount of such Series of Notes (or the applicable class thereof) on such date and the denominator of which is the aggregate Invested Amount of all Series of Notes including non-segregated Series of Notes) on such date.

         "Additional Distribution Date" has the meaning specified in Section 5.3(b)(ii).

         "Additional Fees" means, with respect to any Series 2000-2 Interest Period, the aggregate amount of fees, if any, under the Note Purchase Agreement then in effect which have accrued during such Series 2000-2 Interest Period and which are payable by TFFC in respect of the Series 2000-2 Note, in each case solely to the extent such fees are not included in the calculation of the Series 2000-2 Note Rate for any Series 2000-2 Interest Period.

         "Advance" has the meaning specified in the Note Advance Agreement.

         "Agent" means Deutsche Bank AG, New York Branch and its permitted successors and/or assigns.

         "Aggregate Asset Amount" means, with respect to the Group III Series of Notes, for any date of determination, the sum, rounded to the nearest $100,000, of (i) the Aggregate Group III Repurchase Asset Amount, (ii) the Aggregate Group III Non-Repurchase Asset Amount and (iii) cash and Permitted Investments on deposit in the Collection Account and Group III Collection Account allocable to the Group III Series of Notes.

         "Aggregate Group III Non-Repurchase Asset Amount" means, for any date of determination, the sum (without duplication), rounded to the nearest $100,000, of (i) the lesser of (a) the Net Book Value of all Group III Non-Repurchase Vehicles leased under the Group III Master Lease as of such date and (b) the Non-Repurchase Fleet Market Value, plus (ii) all amounts receivable as of such date with respect to any Group III Non-Repurchase Vehicles which have been sold or deemed to be sold under the Related Documents other than any such amounts which have become Losses plus (iii) with respect to any Group III Non-Repurchase Vehicles that have been sold, any accrued and unpaid payments of Base Rent and Additional Base Rent under the Group III Master Lease with respect to such Group III Non-Repurchase Vehicles (net of amounts set forth in clause (ii) above), other than any such amounts which have become Losses.

         "Aggregate Principal Balance" means, for any date of determination the aggregate unpaid principal amount of the Outstanding Series 2000-2 Note as of such date (without giving effect to any reduction thereof ordered by a court in any insolvency or other similar proceeding, including, without limitation, by reason of any cram-down, rejection or other action).

         "Aggregate Group III Repurchase Asset Amount" means, for any date of determination, the sum (without duplication), rounded to the nearest $100,000, of (i) the Net Book Value of all Group III Repurchase Vehicles leased under the Group III Master Lease as of such date and not turned in to the Manufacturer thereof pursuant to its Repurchase Program or not otherwise sold or deemed to be sold under the Related Documents, plus (ii) all amounts receivable as of such date from Manufacturers under Repurchase Programs with respect to Group III Repurchase Vehicles turned in to such Manufacturers pursuant to any such Repurchase Program or delivered to an authorized auction, pursuant to any Repurchase Program, other than any such amounts which have become Losses, plus (iii) all Auction Receivables due with respect to the disposition of Group III Repurchase Vehicles as of such date from any Auction Dealer with respect to Group III Repurchase Vehicles, other than any such amounts which have become Losses, plus (iv) the aggregate amount of Eligible Receivables as of such date, other than any such amounts which have become Losses, plus (v) with regard to Group III Repurchase Vehicles that have been turned in to the Manufacturer or otherwise sold, any accrued and unpaid Base Rent under the Group III Master Lease with respect to such Group
III Repurchase Vehicles (net of amounts set forth in clauses (ii), (iii) and (iv) above), other than any such amounts which have become Losses.

         "Asset Amount Deficiency" with respect to the Series 2000-2 Notes shall mean a Series 2000-2 Asset Amount Deficiency and with respect to any other Group III Series of Notes, shall have the meaning specified in the related Series Supplement.

         "Auction Dealer" means a Manufacturer-approved auction dealer under an Eligible Repurchase Program which is a guaranteed depreciation program.

         "Auction Receivable" means a legal, valid and binding receivable due from an Auction Dealer to TFFC or a Lessee in respect of Group III Vehicles sold at an auction conducted by or through or arranged by the Manufacturer pursuant to its Eligible Repurchase Program which is a guaranteed depreciation program.

         "Base Amount" means, as of any date of determination, the sum of the Net Book Values of all Financed Vehicles leased under the Finance Lease as of such date, each such Net Book Value calculated as of the first day contained within both the calendar month in which such date of determination occurs and the Vehicle Term for the related Financed Vehicle, plus all accrued and unpaid Monthly Base Rent thereunder as of such date.

         "Base Indenture" has the meaning set forth in the preamble.

         "BRACC" means Budget Rent A Car Corporation, a Delaware corporation.

         "Budget" has the meaning set forth in the preamble.

         "Budget Interest" means the transferable indirect interest in TFFC's assets held by the Budget Interestholder to the extent relating to the Group III Collateral, including the right to receive payments with respect to such collateral in respect of the Budget Interest Amount.

         "Budget Interest Amount" means, on any date of determination, the amount, if any, by which the Aggregate Asset Amount at the end of the day immediately prior to such date of determination exceeds the Required Asset Amount at the end of such day.

         "Budget Interest Percentage" means, on any date of determination, when used with respect to Group III Collections that are Principal Collections, Recoveries, Losses and other amounts, an amount equal to one hundred percent (100%) minus the sum of (i) the invested percentages for all outstanding Group III Series of Notes including all classes of such Series of Notes and (ii) the available subordinated amount percentages for all Group III Series of Notes that provide for credit enhancement in the form of overcollateralization, in each case as such percentages are calculated on such date with respect to Group III Collections that are Principal Collections, Recoveries, Losses and other amounts, as applicable.

         "Budget Interestholder" means Budget, as owner of all outstanding capital stock of TFFC, or any permitted successor or assign.

         "Casualty Payment" has the meaning specified in Section 6 of the Group III Master Lease.

         "Collateral" means the Group III Collateral, the Series 2000-2 Collateral.

         "Collections" means Group III Collections and all other Series 2000-2 Collections.

         "Committed Note Purchaser" means Deutsche Bank AG, New York Branch and its permitted successors and/or assigns.

         "Consolidated Subsidiary" means, at any time, with respect to Budget, any Subsidiary or other entity the accounts of which would be consolidated with those of Budget, in its consolidated financial statements as of such time.

         "Daily Interest Amount" means, for any day in a Series 2000-2 Interest Period, an amount equal to (a) the product of (i) the Series 2000-2 Note Rate for such Series 2000-2 Interest Period and (ii) the aggregate unpaid principal amount of the Series 2000-2 Note as of the close of business on such date, divided by (b) 360.

         "Decrease" means a Voluntary Decrease or a Mandatory Decrease, as applicable.

         "Deposit Date" has the meaning specified in Section 5.2 of this Supplement.

         "Determination Date" means the second Business Day prior to each Distribution Date.

         "Disposition Date" means, (a) with respect to any Group III Repurchase Vehicle, (i) if such Group III Vehicle was sold at auction or returned to a Manufacturer for repurchase, pursuant to the applicable Repurchase Program, the date on which such Group III Vehicle was sold at auction or accepted for return by such Manufacturer or its agent and, in each case, the Depreciation Charges ceased to accrue pursuant to such Repurchase Program, or (ii) if such Group III Vehicle was sold to any Person (other than to a Manufacturer pursuant to such Manufacturer's Repurchase Program or to a third party through an auction conducted by or through or arranged by the Manufacturer pursuant to its Repurchase Program), the date on which title to the Group III Repurchase Vehicle was transferred in connection with such sale; and

(b) with respect to any Group III Non-Repurchase Vehicle, the date on which title to the Group III Non-Repurchase Vehicle is transferred in connection with its sale or other disposition.

         "Disposition Proceeds" means the net proceeds (other than the Repurchase Price or Guaranteed Payments payable by the related Manufacturer pursuant to an Eligible Repurchase Program) from the sale or disposition of Group III Vehicles to any Person, whether at auction or otherwise; provided, however, that Disposition Proceeds shall not include Termination Payments.

         "Distributions" means (i) contributions, loans or other distributions made by Budget to a profit sharing or pension plan not made in the ordinary course of the operation of such Plan and (ii) all fees, rents and other compensation or payments paid or made by Budget or its Subsidiaries to any stockholder of Budget except for such fees, rents or other compensation or payments paid or made in exchange for actual services rendered to Budget on an arm's length basis by such stockholder.

         "Distribution Date" means, with respect to the Series 2000-2 Note, the 25th day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, commencing July 25, 2000.

         "Eligible Manufacturer" means an Eligible Repurchase Manufacturer or an Eligible Non-Repurchase Manufacturer.

         "Eligible Non-Repurchase Manufacturer" means each Manufacturer listed on Exhibit B to this Supplement and any other Manufacturer that has been approved by the Requisite Noteholders or, with respect to any Group III Series of Notes that is then being rated by one or more Rating Agencies, any other Manufacturer that has been approved as an Eligible Non-Repurchase Manufacturer by each such Rating Agency.

         "Eligible Non-Repurchase Vehicle" means any Group III Non-Repurchase Vehicle, (a) which is owned by TFFC or is a Texas Vehicle or Hawaii Vehicle,
(b) the Manufacturer of which is an Eligible Non-Repurchase Manufacturer, and
(c) with respect to which (i) TFFC is noted as the owner on the Certificate of Title therefor and (ii) either (x) the Trustee is noted as the first lienholder on the Certificate of Title therefor or (y) the Certificate of Title has been submitted to the appropriate state authorities for such notation as lienholder; provided, however, if the actions provided in clause (i) or (ii) are not sufficient in any state to cause the Trustee's Lien upon such Group III Vehicle to be a perfected first lien, then in order for a Group III Vehicle titled in such state to be an "Eligible Non-Repurchase Vehicle", such action as is required to cause the Trustee's Lien to be a perfected first Lien shall have been taken by the Servicer.

         "Eligible Receivable" means a legal, valid and binding receivable (a) due from any Eligible Repurchase Manufacturer or Auction Dealer under an Eligible Repurchase Program to TFFC, a Lessee or a creditor of TFFC or such Lessee, (b) in respect of a Group III Repurchase Vehicle purchased by such Eligible Repurchase Manufacturer or sold at an auction pursuant to an Eligible Repurchase Program, which absent such purchase or sale, would have constituted an Eligible Repurchase Vehicle with respect to which either (i) the Lien of the Trustee was noted on the Certificate of Title at the time of purchase or refinancing or (ii) such Group III Vehicle was (x) owned by and titled in the name of a Lessee prior to the date such Person became a Lessee pursuant to
Section 23 of the Group III Master Lease and (y) refinanced by TFFC under the Group III Master Lease pursuant to the initial Vehicle Order of such Lessee thereunder, and (c) the right to payments in respect of which has been assigned by the payee thereof to the Trustee for the benefit of the Secured Parties; provided that no amount receivable from an Eligible Repurchase Manufacturer or Auction Dealer under an Eligible Repurchase Program shall be an Eligible Receivable if such amount remains unpaid more than ten (10) days after (i) the Repurchase Program Payment Due Date in respect of such Group III Vehicle, in the case of amounts receivable from an Eligible Repurchase Manufacturer or (ii) the Disposition Date in respect of such Group III Vehicle, in the case of amounts due from an Auction Dealer.

         "Eligible Repurchase Manufacturer" means each Manufacturer listed on Exhibit B to this Supplement and any other Manufacturer that (a) has an Eligible Repurchase Program, (b) has been approved by each Enhancement Provider, if any, for the Group III Series of Notes and (c) with respect to which Rating Agency Confirmation (for all Group III Series of Notes) the addition of such Manufacturer as an Eligible Repurchase Manufacturer; provided, however, that upon the occurrence of a Manufacturer Event of Default with respect to such Manufacturer, such Manufacturer shall no longer qualify as an Eligible Repurchase Manufacturer.

         "Eligible Repurchase Program" means, at any time, a Repurchase Program (as defined in this Supplement) offered by an Eligible Repurchase Manufacturer
(a) pursuant to which the Repurchase Price (or the price guaranteed to be received at an auction conducted by or within the requirements established by such Manufacturer) is at least equal to the Capitalized Cost of each Group III Vehicle, minus all Depreciation Charges accrued with respect to such Group III Vehicle prior to the date that the Group III Vehicle is submitted for repurchase or auction, minus Excess Mileage Charges, minus Excess Damage Charges and minus any other charges specified in such Repurchase Program, (b) that cannot be amended or terminated with respect to any Group III Vehicle after the purchase of that Group III Vehicle, and (c) with respect to any Group III Repurchase Vehicle of such Manufacturer that is leased or proposed to be leased under the Group III Master Lease, the benefits of which Repurchase Program have been collaterally assigned to the Trustee pursuant to an Assignment Agreement acknowledged in writing by such Manufacturer and applicable to the model year of such Group III Repurchase Vehicle, and TFFC (and the Trustee on behalf of TFFC) has been provided with an opinion of counsel or officer's certificate reasonably satisfactory to the Trustee that the Trustee and TFFC can enforce the applicable Manufacturer's obligations thereunder; provided, however, that with respect to a Repurchase Program for any model year beginning with 2000 and thereafter, if any Group III Series of Notes is then being rated by Standard & Poor's or Moody's, TFFC shall have received
(i) confirmation by Standard & Poor's or Moody's, as the case may be, that the acquisition of Group III Vehicles pursuant to such Repurchase Program will not result in the reduction or withdrawal of any rating issued by Standard & Poor's or Moody's in respect of such Series of Notes, and (ii) if there is a major change to a Repurchase Program during a model year, Rating Agency Confirmation that the acquisition of Group III Vehicles pursuant to such Repurchase Program will not result in a reduction or withdrawal of any rating issued by each Rating Agency in respect of such Series of Notes.

         "Eligible Repurchase Vehicle" means any automobile, van or light truck
(a) which at the time of purchase or financing by TFFC is eligible under an Eligible Repurchase Program, (b) which is owned by TFFC or is a Texas Vehicle or Hawaii Vehicle, and (c) with respect to which (i) TFFC is noted as the owner on the Certificate of Title therefor and (ii) either (x) the Trustee is noted as the first lienholder on the Certificate of Title therefor or (y) the Certificate of Title has been submitted to the appropriate state authorities for such notation as lienholder; provided, however, if the actions provided in clause (i) or (ii) are not sufficient in any state to cause the Trustee's Lien upon such Group III Vehicle to be a perfected first Lien, then in order for a Group III Vehicle titled in such state to be an "Eligible Repurchase Vehicle," such action as is required to cause the Trustee's Lien to be a perfected first Lien shall have been taken by the Servicer.

         "Enhancement Percentage" means (for purposes of determining the Group III Required Asset Amount) on any day, a percentage equal to the sum of (A) 9.5% times the Group III Repurchase Percentage on such day plus (B) the Series 2000-2 Minimum Non-Repurchase Credit Support Percentage times the Group III Non-Repurchase Percentage on such day.

         "Excess Amounts" has the meaning specified in Section 5.2(d)(vi) of this Supplement.

         "Excluded Payments" means the following amounts payable to TFFC or a Lessee pursuant to the Repurchase Programs: (i) all incentive payments payable to TFFC or a Lessee to purchase Group III Vehicles under the Repurchase Programs, (ii) all amounts payable to TFFC or a Lessee as compensation for the preparation by TFFC or a Lessee of newly delivered Group III Vehicles under the Repurchase Programs and (iii) all amounts payable to TFFC or a Lessee in reimbursement for warranty work performed by TFFC or a Lessee on the Group III Vehicles under the Repurchase Programs.

         "Finance Lease" has the meaning specified in Annex B to the Group III Master Lease.

         "Financed Vehicle" means an Eligible Repurchase Vehicle or Eligible Non-Repurchase Vehicle that is a Texas Vehicle or Hawaii Vehicle financed by TFFC on or after the Lease Commencement Date under the Finance Lease.

         "Group III Collateral" has the meaning specified in Section 3.1(a) of this Supplement.

         "Group III Collection Account" has the meaning specified in Section 5.1(a) of this Supplement.

         "Group III Collections" means (a) all payments made under the Group III Master Lease, (b) all Disposition Proceeds, Repurchase Prices and Guaranteed Payments on Group III Vehicles, (c) any insurance proceeds or other payments with respect to the Group III Vehicles and (d) all amounts earned on Permitted Investments allocable to or arising out of investment of funds on deposit in the Group III Collection Account; provided that, in the case of amounts in clauses (b) and (c), such amounts shall be allocated to the Group III Vehicles in accordance with the terms hereof and the Servicer's normal practices and procedures for determining and allocating vehicle proceeds.

         "Group III Interest Collections" means on any date of determination
(a) the aggregate amount of Group III Collections in the Group III Collection Account which represent (i) Monthly Variable Rent, Monthly Finance Rent or Monthly Supplemental Rent accrued under the Group III Master Lease, or (ii) any amounts earned on Permitted Investments in the Collection Account and the Group III Collection Account which constitute Group III Collateral, and (b) amounts earned on Permitted Investments in the Group III Collection Account (or any subaccount thereof), which, in the case of clauses (a)(ii) and (b) above, are available for distribution on such date.

         "Group III Invested Amount" means, as of any date of determination, an amount equal to the aggregate of the Invested Amounts of all Group III Series of Notes.

         "Group III Letter of Credit Amount" means, as of any date of determination, the aggregate amount available to be drawn on such date under each letter of credit (or available to be withdrawn from the related cash collateral account) issued by an Eligible Credit Enhancer for the benefit of the Trustee and providing credit support for the obligations of the Lessees under the Group III Lease and the obligations of Budget under the Demand Note or another demand note made by Budget in favor of TFFC which, pursuant to the terms of any Series Supplement for a Group III Series of Notes, may be drawn upon to cover Disposition Losses.

         "Group III Master Lease" means the Master Motor Vehicle Lease Agreement, Group III, dated as of June 29, 2000 among TFFC, as lessor, certain subsidiaries and affiliates of Budget and certain non-affiliates of Budget, as lessees, and Budget, as guarantor, as amended, supplemented or otherwise modified from time to time.

         "Group III Non-Repurchase Percentage" means, on any date of determination, the percentage equivalent of a fraction, the numerator of which will be the aggregate Non-Repurchase Vehicle Value of all Group III Non-Repurchase Vehicles as of such date and the denominator of which will be the sum of the aggregate Net Book Value of all Group III Repurchase Vehicles and the aggregate Non-Repurchase Vehicle Values of all Group III Non-Repurchase Vehicles as of such date.

         "Group III Non-Repurchase Vehicle" means a passenger automobile, van or light truck that is leased under the Group III Master Lease and is not subject to an Eligible Repurchase Program at the time of its leasing under the Group III Master Lease.

         "Group III Principal Collections" means all Group III Collections other than Group III Interest Collections.

         "Group III Repurchase Percentage" means, on any date of determination, the percentage equivalent of a fraction, the numerator of which will be the aggregate Net Book Value of all Group III Repurchase Vehicles as of such date and the denominator of which will be the sum of the aggregate Net Book Value of all Group III Repurchase Vehicles and the aggregate Non-Repurchase Vehicle Value of all Group III Non-Repurchase Vehicles as of such date.

         "Group III Repurchase Vehicle" means a passenger automobile, van or light truck that is leased under the Group III Master Lease and is subject to an Eligible Repurchase Program at the time of its leasing under the Group III Master Lease.

         "Group III Required Asset Amount" means, at any time, an amount equal to the quotient of (a) the Group III Aggregate Principal Balance at such time and (b) an amount equal to the excess of (i) the aggregate of the minimum credit support amounts for all Group III Series of Notes at such time over (ii) the Group III Letter of Credit Amount at such time.

         "Group III Series of Notes" has the meaning specified in Article 1 of this Supplement.

         "Group III TFFC Agreements" has the meaning specified in Section 3.1(a)(i) of this Supplement.

         "Group III Vehicles" means the Vehicles leased under the Group III
Lease.

         "Hawaii Vehicle" means a Group III Vehicle financed by TFFC on or after the Lease Commencement Date for lease in the State of Hawaii.

         "Increase" has the meaning specified in Section 4.2(a) of this Supplement.

         "Increase Date" means the date on which an Increase occurs.

         "Initial Invested Amount" means the aggregate initial principal amount of the Series 2000-2 Note, which is $25,000,000.

         "Interest Reset Date" means the first day of the applicable Series 2000-2 Interest Period.

         "Invested Amount" means, with respect to each Series of Notes, the amount specified in the applicable supplement.

         "Isuzu" means Isuzu Motors Limited.

         "Late Return Payment" has the meaning specified in Section 12 of the Group III Master Lease.

         "Lease Collateral" has the meaning specified in Section 2(b) of the Group III Master Lease.

         "Lessor-Owned Vehicle" means any Eligible Repurchase Vehicle, Eligible Non-Repurchase Vehicle, other than a Financed Vehicle, that is acquired by TFFC and leased by TFFC to any of the Lessees under Annex A to the Group III Master Lease.

         "Losses" means, on any date of determination, the sum of all Series 2000-2 Non-Repurchase Losses and Series 2000-2 Repurchase Losses.

         "Manufacturer Receivable" means an amount due from a Manufacturer under a Repurchase Program in respect of or in connection with a Group III Repurchase Vehicle being turned back to such Manufacturer.

         "Mandatory Decrease" has the meaning specified in Section 4.3(a).

         "Market Value Adjustment Percentage" means, with respect to Group III Non-Repurchase Vehicles, as of any Determination Date following the Series 2000-2 Issuance Date, the excess of (a) 100% over (b) the lower of (i) the lowest Measurement Month Average with respect to Group III Non-Repurchase Vehicles, of any full Measurement Month within the preceding 12 calendar months and (ii) a fraction expressed as a percentage, the numerator of which equals the average of the aggregate Fair Market Value of Group III Non-Repurchase Vehicles leased under the Group III Master Lease calculated as of the last day of the Related Month and as of the last day of the two Related Months precedent thereto and the denominator of which equals the average of the aggregate Net Book Values of such Group III Non-Repurchase Vehicles calculated as of each such date.

         "Master Lease Advance" has the meaning specified in Section 2.1(a) of the Group III Master Lease.

         "Maximum Isuzu/Subaru Percentage" means, with respect to Vehicles manufactured by Isuzu and Subaru, ten percent (10%) of the Series 2000-2 Maximum Invested Amount.

         "Maximum Lease Commitment" means, on any date of determination, the sum of (i) the maximum face amount of the Series 2000-2 Note, plus (ii) the Series 2000-2 Available Subordinated Amount on such date, plus the aggregate Net Book Values of all Group III

Vehicles leased under the Group III Master Lease as of such date which were acquired, financed, or refinanced with funds other than proceeds of the Series 2000-2 Note or the Series 2000-2 Available Subordinated Amount, plus (iv) any amounts held in the Budget Distribution Account that TFFC commits on or prior to such date to invest in new Group III Vehicles (as evidenced by an Officers' Certificate of TFFC) in accordance with the terms of the Group III Master Lease and the Indenture.

         "Maximum Mazda/Nissan Percentage" means, with respect to Vehicles manufactured by Mazda and Nissan, ten percent (10%) of the Series 2000-2 Maximum Invested Amount.

         "Mazda" means Mazda Motor Corporation.

         "Measurement Month" with respect to any date, means with respect to Group III Non-Repurchase Vehicles, each calendar month, or the smallest number of consecutive calendar months, preceding such date in which (a) at least 250 Group III Non-Repurchase Vehicles were sold at auction or otherwise and (b) at least one-twelfth of the aggregate Net Book Value of the Group III Non-Repurchase Vehicles as of the last day of such calendar month or consecutive calendar months were sold at auction or otherwise; provided, however, that no calendar month included in a Measurement Month shall be included in any other Measurement Month.

         "Measurement Month Average" means, in the case of Group III Non-Repurchase Vehicles, with respect to any Measurement Month, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Disposition Proceeds in respect of all Group III Non-Repurchase Vehicles sold at auction or otherwise during such Measurement Month and the denominator of which is the aggregate Net Book Value of such Vehicles on the dates of their respective sales.

         "Minimum Non-Repurchase Credit Support Amount" means, with respect to the Series 2000-2 Note on any day, the excess of (a) the quotient of (x) a dollar amount equal to the product of (1) the Aggregate Principal Balance of the Series 2000-2 Note as of such date, minus the aggregate amount of cash and Permitted Investments in the Series 2000-2 Collection Account on such date and
(2) the Group III Non-Repurchase Percentage as of such date divided by (y) 100% minus the Series 2000-2 Minimum Non-Repurchase Credit Support Percentage as of such day over (b) the dollar amount specified in clause (x) above.

         "Minimum Repurchase Credit Support Amount" means, with respect to the Series 2000-2 Note on any day, the excess of (a) the quotient of (x) a dollar amount equal to the product of (1) the Aggregate Principal Balance of the Series 2000-2 Note as of such date, minus the aggregate amount of cash and Permitted Investments in the Series 2000-2 Collection Account on such date and (2) the Group III Repurchase Percentage as of such date divided by (y) 100% minus the Series 2000-2 Minimum Repurchase Credit Support Percentage as of such day over
(b) the dollar amount specified in clause (x) above.

         "Monthly Principal Allocation" has the meaning specified in Section 5.5(a).

         "Monthly Base Rent" has the meaning specified in Section 9(a) of Annex A and in Section 6(a) of Annex B to the Group III Master Lease.

         "Monthly Supplemental Payment" has the meaning specified in Section 6(b) of Annex B to the Group III Master Lease.

         "Moody's" means Moody's Investors Service, Inc.

         "Net Book Value" means, with respect to any Group III Vehicle being leased under the Group III Master Lease (a) as of any date of determination during the period from the Vehicle Lease Commencement Date for such Group III Vehicle to but excluding the Determination Date with respect to the Related Month in which such Vehicle Lease Commencement Date occurs (such Determination Date, the "Initial Determination Date" for such Group III Vehicle), the Capitalized Cost of such Group III Vehicle, (b) as of the Initial Determination Date for such Group III Vehicle, (i) the Capitalized Cost for such Group III Vehicle minus (ii) the aggregate Depreciation Charges accrued with respect to such Group III Vehicle through the last day of the Related Month in which the Vehicle Lease Commencement Date for such Group III Vehicle occurred, or (c) as of any Determination Date after the Initial Determination Date, (i) the Net Book Value of such Group III Vehicle as calculated on the immediately preceding Determination Date minus (ii) the aggregate Depreciation Charges accrued with respect to such Group III Vehicle during the Related Month (through the last day thereof), minus, (d) if such Group III Vehicle is a Group III Non-Repurchase Vehicle which was leased under the Group III Master Lease on the last day of the Related Month, an amount equal to (i) the amount of Additional Base Rent, if any, paid (or, prior to the applicable Due Date, payable) on the Due Date immediately following such Related Month divided by (ii) the number of Group III Non-Repurchase Vehicles leased under the Group III Master Lease on the last day of the Related Month. After the Initial Determination Date, on any day which is not a Determination Date, the Net Book Value of a Group III Vehicle shall be the Net Book Value calculated for such Group III Vehicle on the most recent Determination Date.

         "Nissan" means Nissan Motor Co.

         "Non-Repurchase Fleet Market Value" means, with respect to all Group III Non-Repurchase Vehicles as of any date of determination, the sum of the respective Fair Market Values of each Group III Non-Repurchase Vehicles.

         "Non-Repurchase Maximum Term" has the meaning specified in Section 3.2 of the Group III Master Lease.

         "Non-Repurchase Vehicle Termination Payment" has the meaning specified in Section 11.3 of the Group III Master Lease.

         "Note Interest Shortfall" with respect to the Series 2000-2 Note, has the meaning specified in Section 5.4.

         "Operating Lease" has the meaning specified in Annex A to the Group III Master Lease.

         "Permitted Investments" means negotiable instruments or securities maturing on or before the related Distribution Date represented by instruments in bearer or registered or in book entry form which evidence (i) obligations the full and timely payment of which is to be made by or is fully guaranteed by the United States of America; (ii) demand deposits, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or State banking or depositary institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Standard & Poor's of A-1 and from Moody's of at least P-1, in the case of certificates of deposit or short-term deposits, or a rating from Standard & Poor's not lower than AA or from Moody's not lower than Aa3, in the case of long-term unsecured debt obligations; (iii) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor's of at least A-1 and from Moody's of at least P-1; (iv) demand deposits or time deposits which are fully insured by the Federal Deposit Insurance Corporation; (v) bankers, acceptances issued by any depositary institution or trust company described in clause (ii) above; (vi) investments in money market funds rated AAm or AAmG by Standard & Poor's or otherwise approved in writing by Standard & Poor's and a comparable rating from Moody's or otherwise approved in writing by Moody's; (vii) Eurodollar time deposits having a credit rating from Standard & Poor's of A-1 and from Moody's of at least P-1; (viii) repurchase agreements involving any of the Permitted Investments described in clauses (i) and (vii) above and the certificates of deposit described in clause (ii) above which are entered into with a depository institution or trust company, having a commercial paper or short-term certificate of deposit rating of A-1 by Standard & Poor's and at least P-1 by Moody's; and (ix) any other instruments or securities approved in writing by the Requisite Noteholders or, if any Group III Series of Notes is then being rated by one or more Rating Agencies, with respect to which the Rating Agencies confirm in writing that such investment in such instruments or securities will not adversely affect any ratings with respect to any Group III Series of Notes or the Commercial Paper Notes (if any).

         "Permitted Liens" is defined in Section 29.3 of the Group III Master Lease.

         "Principal Shortfall" has the meaning specified in Section 5.5(a) of this Supplement.

         "Pro Rata Share" means, with respect to a Lessee, the ratio (expressed as a percentage) of (i) the aggregate Net Book Value of Group III Vehicles leased by such Lessee divided by (ii) the aggregate Net Book Value of all Group III Vehicles leased under the Group III Master Lease.

         "Profits" means, for any Related Month, the sum of (without double counting) (a) the Series 2000-2 Percentage of the aggregate amount, if any, for all Group III Non-Repurchase Vehicles leased under the Group III Master Lease that are Lessor-Owned Vehicles and that are disposed of during the Related Month, by which the Disposition Proceeds (excluding any Series 2000-2 Non-Repurchase Recoveries) related to each such Group III Non-Repurchase Vehicle exceeds the sum of the Net Book Value for such Group III Non-Repurchase Vehicle and any amounts due and payable under the Group III Master Lease in respect of such Group III Vehicle, plus (b) amounts allocated under Section 5.2(c)(y)(iii) hereof.

         "Rating Agencies" means, each nationally-recognized rating agency then currently requested to rate the Series 2000-2 Note or, as the context requires, any Group III Series of Notes or class thereof.

         "Rating Agency Confirmation" means, with respect to the Series 2000-2 Note, written confirmation by (i) the Series 2000-2 Note Purchaser, the Committed Note Purchaser and the Agent that it has consented to the proposed action, amendment, waiver or modification and (ii) each Rating Agency then rating the commercial paper notes issued by the Series 2000-2 Note Purchaser that the proposed action, amendment, waiver or modification will not result in the reduction or withdrawal of its rating of such commercial paper notes.

         "Recoveries" means, for any Related Month, the sum of Series 2000-2 Repurchase Recoveries and Series 2000-2 Non-Repurchase Recoveries.

         "Refinanced Vehicles" has the meaning specified in Section 2.1 of the Group III Master Lease.

         "Refinancing Schedule" has the meaning set forth in Section 2.1 of the Group III Lease.

         "Related Documents" means the collective reference to the documents referred to in clause (i) of the definition of Related Documents in Schedule 1 to the Base Indenture, the Group III Master Lease and the Series 2000-2 Note Purchase Agreement.

         "Repurchase Program" means a program pursuant to which a Manufacturer has agreed with a Lessee, Budget or TFFC to repurchase or guarantee the auction sale price of Group III Vehicles manufactured by it or one of its Affiliates during a specified time period.

         "Repurchase Program Payment Due Date" means, with respect to any payment due from a Manufacturer or auction dealer in respect of a Group III Repurchase Vehicle disposed of pursuant to the terms of the related Repurchase Program, the thirtieth (30th) day after the Disposition Date for such Group III Vehicle.

         "Required Asset Amount" means with respect to the Series 2000-2 Note, at any date of determination, the sum of (i) the Invested Amounts for all Group III Series of Notes that do not provide for Enhancement in the form of overcollateralization plus (ii) with respect to all Group III Series of Notes that provide for Enhancement in the form of overcollateralization, the sum of
(a) the Invested Amounts for all such Series of Notes, plus (b) the available subordinated amounts required to be maintained as part of the minimum enhancement amount for all such Series of Notes.

         "Requisite Noteholders" means Series 2000-2 Noteholders holding more than 50% of the Series 2000-2 Invested Amount.

         "Series 2000-2 Accrued Interest Account" has the meaning specified in
Section 5.1(b) of this Supplement.

         "Series 2000-2 Aggregate Asset Amount" means, with respect to the Series 2000-2 Note, for any date of determination, an amount, rounded to the nearest $100,000, equal to the sum of (a) the Series 2000-2 Invested Percentage of the sum of (i) the Aggregate Group III Non-Repurchase Asset Amount and (ii) the Aggregate Group III Repurchase Asset Amount, plus (b) cash and Permitted Investments on deposit in the Series 2000-2 Collection Account and on deposit in the Collection Account and Group III Collection Account allocable to the Series 2000-2 Note.

         "Series 2000-2 Asset Amount Deficiency" with respect to the Series 2000-2 Note will occur if, at any time, the Series 2000-2 Required Asset Amount exceeds the Series 2000-2 Aggregate Asset Amount.

         "Series 2000-2 Available Subordinated Amount" means for any date of determination, the excess of (a) the sum of (i) the Series 2000-2 Available Subordinated Amount for the preceding Determination Date (or, in the case of the initial Determination Date, as of the Series 2000-2 Issuance Date), (ii) the Series 2000-2 Available Subordinated Amount Incremental Recoveries for the Related Month and (iii) any other additional amounts contributed by TFFC or Budget to the Series 2000-2 Collection Account or otherwise for allocation to the Series 2000-2 Available Subordinated Amount since the preceding Determination Date (or, in the case of the first Determination Date, since the Series 2000-2 Issuance Date) pursuant to Section 5.2(d)(iv), over (b) the sum of (i) the Series 2000-2 Available Subordinated Amount Incremental Losses for the Related Month and (ii) any amounts withdrawn from the Series 2000-2 Collection Account and allocated to the Budget Distribution Account; provided, however, that the Series 2000-2 Available Subordinated Amount for the period from the Series 2000-2 Issuance Date to the first Determination Date shall be $0.

         "Series 2000-2 Available Subordinated Amount Incremental Losses" means for any Related Month, the sum of all Losses that became Losses during such Related Month and which were allocated to the Series 2000-2 Available Subordinated Amount pursuant to Section 5.2(c) hereof.

         "Series 2000-2 Available Subordinated Amount Incremental Recoveries" means, for any Related Month, the sum of all Recoveries that became Recoveries during such Related Month and which were allocated to the Series 2000-2 Available Subordinated Amount pursuant to Section 5.2(c) hereof.

         "Series 2000-2 Carrying Charges" means, as of any day, (i) the aggregate of all Trustee fees, servicing fees (other than supplemental servicing fees) and other fees and expenses and indemnity amounts, if any, payable by TFFC or the Servicer under the Indenture, the Note Purchase Agreement or the other Related Documents which have accrued with respect to the Series 2000-2 Note during the Related Month or, in the case of such servicing fees and in the case of any commitment fees or other fees and expenses that are calculated in respect of the related Series 2000-2 Interest Period (however denominated) and arise under the Series 2000-2 Note Purchase Agreement, that have accrued during the related Series 2000-2 Interest Period, plus (ii) without duplication, all amounts payable by the Lessees pursuant to Section 14 of the Group III Master Lease which have accrued during the Related Month.

         "Series 2000-2 Collateral" has the meaning specified in Section 3.1(b) of this Supplement.

         "Series 2000-2 Collections" means the sum of (a) the Series 2000-2 Invested Percentage of all Group III Collections constituting Group III Principal Collections and Recoveries and (b) all Series 2000-2 Interest Collections.

         "Series 2000-2 Collection Account" is defined in Section 5.1(a) of this Supplement.

         "Series 2000-2 Credit Support Amount" means, for any date of determination, the Series 2000-2 Available Subordinated Amount on such date.

         "Series 2000-2 Credit Support Deficiency" means, with respect to any date of determination, either (a) the amount, if any, by which the Series 2000-2 Minimum Credit Support Amount exceeds the Series 2000-2 Credit Support Amount or (b) as the context requires, that the Series 2000-2 Minimum Credit Support Amount exceeds the Series 2000-2 Credit Support Amount.

         "Series 2000-2 Distribution Account" has the meaning specified in
Section 5.7(a) of this Supplement.

         "Series 2000-2 Interest Allocation" has the meaning specified in
Section 5.2(a)(i) of this Supplement.

         "Series 2000-2 Interest Collections" means on any date of determination, the Series 2000-2 Invested Percentage (as of such date) of the Group III Interest Collections.

         "Series 2000-2 Interest Period" means a period from and including a Distribution Date to but excluding the next succeeding Distribution Date; provided, however, that the initial Series 2000-2 Interest Period shall be from the Series 2000-2 Issuance Date to but excluding the initial Distribution Date with respect to the Series 2000-2 Notes.

         "Series 2000-2 Invested Amount" means, when used with respect to any date, an amount equal to (a) the Initial Invested Amount minus (b) the amount of principal payments made to Series 2000-2 Noteholders and Decreases on or prior to such date minus (c) all Losses allocated to the Series 2000-2 Invested Amount on or prior to such date plus (d) all Recoveries allocated to the Series 2000-2 Invested Amount on or prior to such date plus (e) all Increases on or prior to such date.

         "Series 2000-2 Invested Percentage" means, on any date of determination:

                  (i) when used with respect to Principal Collections during the Series 2000-2 Revolving Period and when used with respect to Losses, Recoveries, cash on deposit in the Collection Account and other amounts at all times, the percentage equivalent of a fraction, the numerator of which shall be an amount equal to the sum of (x) the Series 2000-2 Invested Amount and (y) the Series 2000-2 Available Subordinated Amount, in each case as of the end of the second preceding Related Month or, until the end of the second Related Month, as of the Series 2000-2 Issuance Date, and the denominator of which shall be the greater of (A) the Aggregate Asset Amount as of the end of the second preceding Related Month or, until the end of the second Related Month, as of the Series 2000-2 Issuance Date, and (B) as of the same date as in clause
         (A), the sum of the numerators used to determine (i) invested percentages for allocations with respect to Principal Collections (for all Group III Series of Notes including all classes of such Series of Notes) and (ii) available subordinated amount percentages for allocations with respect to Principal Collections (for all Group III Series of Notes that provide for credit enhancement in the form of overcollateralization); and

                  (ii) when used with respect to Principal Collections, during the Series 2000-2 Rapid Amortization Period, the percentage equivalent of a fraction, the numerator of which shall be an amount equal to the sum of (x) the Series 2000-2 Invested Amount and (y) the Series 2000-2 Available Subordinated Amount, in each case as of the end of the Series 2000-2 Revolving Period, and the denominator of which shall be the greater of (A) the Aggregate Asset Amount as of the end of the second preceding Related Month and (B) as of the same date as in clause (A), the sum of the numerators used to determine (i) invested percentages for allocations with respect to Principal Collections (for all Group III Series of Notes including all classes of such Series of Notes) and
         (ii) available
         subordinated amount percentages for allocations with respect to Principal Collections (for all Group III Series of Notes that provide for credit enhancement in the form of overcollateralization).

                  (iii) when used with respect to Group III Interest Collections, the percentage equivalent of a fraction the numerator of which shall be the Accrued Amounts with respect to the Series 2000-2 Notes on such date of determination and the denominator of which shall be the aggregate Accrued Amounts with respect to the Group III Series of Notes on such date of determination.

         "Series 2000-2 Investor Monthly Servicing Fee" means, on any Distribution Date, one-twelfth of 1.0% of the Series 2000-2 Invested Amount as of the preceding Distribution Date (or, in the case of the initial Distribution Date, the Series 2000-2 Issuance Date).

         "Series 2000-2 Issuance Date" means June 29, 2000.

         "Series 2000-2 Limited Liquidation Event of Default" means, so long as such event or condition continues, (a) any event or condition of the type specified in Section 6(a) of this Supplement that continues for thirty (30) days (without double counting the one (1) Business Day cure period provided for in said Section 6(a)); provided, however, that such event or condition shall not constitute a Series 2000-2 Limited Liquidation Event of Default if (i) within such thirty (30) day period, TFFC or Budget shall have contributed a portion of the Budget Interest to the Series 2000-2 Available Subordinated Amount sufficient to cure the Series 2000-2 Credit Support Deficiency and (ii) the Requisite Noteholders shall have consented to such cure in writing or (b) all principal and interest of the Series 2000-2 Note is not paid in full on or before the Series 2000-2 Termination Date.

         "Series 2000-2 Maximum Invested Amount" shall have the meaning set forth in Section 4.1 hereof.

         "Series 2000-2 Minimum Credit Support Amount" means, as of any date, the sum of (a) the Minimum Non-Repurchase Credit Support Amount on such date plus (b) the Minimum Repurchase Credit Support Amount on such date.

         "Series 2000-2 Monthly Supplemental Servicing Fee" means, on any Distribution Date, the product of (a) the Supplemental Servicing Fee accrued on such date and (b) a fraction, the numerator of which shall be the Series 2000-2 Invested Amount on such Distribution Date and the denominator of which shall be the sum (without duplication) of (i) the aggregate of the invested amounts for all outstanding Series of Notes (including non-segregated Series) on such Distribution Date plus (ii) the aggregate of all Budget Interest Amounts (including available subordinated amounts, if any) for all outstanding Series of Notes (including non-segregated Series).

         "Series 2000-2 Minimum Non-Repurchase Credit Support Percentage" means, with respect to any date of determination, the sum of (a) 15% and (b) the Market Value Adjustment Percentage for Group III Non-Repurchase Vehicles as of the most recent Determination Date.

         "Series 2000-2 Minimum Repurchase Credit Support Percentage" means, with respect to any date of determination, 9.5%.

         "Series 2000-2 Non-Repurchase Losses" means, with respect to any Related Month, an amount equal to the sum of (without duplication) (a) aggregate amount of payments in respect of Monthly Base Rent and Additional Base Rent that have become due to the Lessor under the Group III Master Lease in respect of Group III Non-Repurchase Vehicles that are not paid to TFFC or the Trustee prior to the expiration of the respective grace periods, if any, provided for in the Group III Master Lease for the making of such payments, but only if such grace periods, if any, expire (or, with respect to any payment for which there is no grace period, only if such payment is due) during such Related Month, and (b) the excess, if any, of (i) for all Group III Non-Repurchase Vehicles that are Lessor-Owned Vehicles and that are disposed of during the Related Month, the aggregate amount, if any, by which the Net Book Values of each such Group III Non-Repurchase Vehicle, calculated as of the dates of the respective sale or final disposition thereof, exceeds the sum of
(x) the Disposition Proceeds related to such Group III Non-Repurchase Vehicle,
(y) all Non-Repurchase Vehicle Termination Payments that have accrued with respect to such Group III Non-Repurchase Vehicle, and (z) the aggregate of all other amounts due and unpaid under the Group III Master Lease as of the end of the Related Month with respect to such Group III Non-Repurchase Vehicle, over
(ii) all Profits on all Group III Non-Repurchase Vehicles that are Lessor-Owned Vehicles and that are disposed of during such Related Month.

         "Series 2000-2 Non-Repurchase Recoveries" means, with respect to any Related Month, the sum of (without duplication) all amounts received during such Related Month by TFFC or the Trustee (including deposits into the Collection Account) from any source (other than Enhancement) in respect of Series 2000-2 Non-Repurchase Losses, as determined by the Servicer consistent with its methods of tracking and allocating to vehicles and Series, Disposition Proceeds, Guaranteed Payments, Repurchase Prices, insurance proceeds and other proceeds of such Group III Vehicles.

         "Series 2000-2 Noteholder" means a Person in whose name the Series 2000-2 Note is registered in the Note Register.

         "Series 2000-2 Note Interest" means, with respect to any Distribution Date, the sum of the Daily Interest Amounts for each day in the related Series 2000-2 Interest Period, plus all previously accrued and unpaid Series 2000-2
Note Interest (together with interest on such unpaid amounts, to the extent permitted by law, at the Series 2000-2 Note Rate), plus all accrued Series 2000-2 Carrying Charges due to the Series 2000-2 Noteholders in respect of such Series 2000-2

Interest Period (or any prior Series 2000-2 Interest Period) and unpaid as of such Distribution Date.

         "Series 2000-2 Note Purchase Agreement" means the Series 2000-2 Note Purchase Agreement, dated as of June 29, 2000, among TFFC, as borrower, Budget, as servicer, Twin Towers, Inc., as Series 2000-2 Note Purchaser, Deutsche Bank AG, New York Branch, as Committed Note Purchaser and Deutsche Bank AG, New York Branch, as Agent, as such agreement may be amended, supplemented, amended and restated or otherwise modified from time in accordance with the terms thereof.

         "Series 2000-2 Note Rate" means, for any Series 2000-2 Interest Period, the weighted average of the CP Rates for the portion of the Series 2000-2 Invested Amount comprised of the CP Tranche and the weighted average of the Eurodollar Rates applicable to the portion of the Series 2000-2 Invested Amount comprised of the Eurodollar Tranche and the weighted average of the Base Rates applicable to the portion of the Series 2000-2 Invested Amount comprised of the Base Rate Tranche; provided, however, that the Series 2000-2 Note Rate will in no event be higher than the maximum rate permitted by applicable law.

         "Series 2000-2 Note" means the Variable Funding Rental Car Asset Backed Note executed by TFFC and authenticated and delivered by or on behalf of the Trustee, substantially in the form of Exhibit A. A definitive Series 2000-2 Note shall have such insertions and deletions as are necessary or appropriate to give effect to the provisions of Section 2.18 of the Base Indenture.

         "Series 2000-2 Principal Allocation" shall mean, on any date, the amount allocated to Series 2000-2 Collections pursuant to clause (a) of the definition thereof.

         "Series 2000-2 Rapid Amortization Period" means the period beginning at the close of business on the Business Day immediately preceding the day on which an Amortization Event is deemed to have occurred with respect to the Series 2000-2 Note and ending upon the earlier to occur of (i) the date on which the Series 2000-2 Note is fully paid and (ii) the termination of the Indenture.

         "Series 2000-2 Repurchase Losses" means, with respect to any Related Month, the sum of (without duplication) (a) the aggregate amount of payments in respect of Monthly Base Rent, Additional Base Rent, and Monthly Supplemental Payments that have become due to the Lessor under the Group III Master Lease in respect of Group III Repurchase Vehicles that are not paid to TFFC or the Trustee prior to the expiration of the respective grace periods, if any, provided for in the Group III Master Lease for the making of such payments, but only if such grace periods, if any, expire (or, with respect to any payment for which there is no grace period, only if such payment is due) during such Related Month, (b) the amounts owed by each Manufacturer under an Eligible Repurchase Program with respect to Group III Repurchase Vehicles that are Lessor-Owned Vehicles or with respect to Eligible Receivables, to the extent, in either case, that any such amount remains unpaid after 90 days from the Turnback Date for the related Group III Vehicle, but only if such 90-day period expires during such Related Month and (c) the amounts owed by each Auction Dealer in connection with an Eligible Repurchase Program with respect to Group III Repurchase Vehicles that are Lessor-Owned Vehicles, to the extent that any such amount remains unpaid more than 10 days after the sale of the related Vehicle, but only if such 10-day period expires during such Related Month.

         "Series 2000-2 Repurchase Recoveries" means, with respect to any Related Month, the sum of (without duplication) all amounts received during such Related Month by TFFC or the Trustee (including deposits into the Collection Account) from any source (other than Enhancement) in respect of Series 2000-2 Repurchase Losses, as determined by the Servicer consistent with its methods of tracking and allocating to vehicles and Series, Disposition Proceeds, Guaranteed Payments, Repurchase Prices, insurance proceeds and other proceeds of such Group III Vehicles.

         "Series 2000-2 Required Asset Amount" means, at any time, the quotient of (a) the Aggregate Principal Balance of the Series 2000-2 Notes at such time divided by (b) an amount equal to (i) one hundred percent minus (ii) the Enhancement Percentage at such time.

         "Series 2000-2 Revolving Period" means the period from and including the Series 2000-2 Issuance Date to the commencement of the Series 2000-2 Rapid Amortization Period.

         "Series 2000-2 Termination Date" means the earlier of (i) the date on which all Advances are repaid and (ii) the September 2001 Distribution Date.

         "Servicer" means Budget Group, Inc. or any successor servicer hereunder.

         "Subaru" means Subaru of America, Inc.

         "Termination Payments" has the meaning specified in Section 11.3 of the Group III Master Lease.

         "Termination Value" means, with respect to any Group III Vehicle, as of any date, an amount equal to (i) the Capitalized Cost of such Group III Vehicle minus (ii) all Depreciation Charges accrued with respect to such Group III Vehicle prior to such date.

         "Texas Vehicle" means a Group III Vehicle financed by TFFC on or after the Lease Commencement Date for lease in the State of Texas.

         "TFFC Agreements" means the collective reference to the documents referred to in clause (i) of the definition of TFFC Agreements in Schedule 1 to the Indenture and the Group III TFFC Agreements.

         "TFFC Obligations" means all principal and interest, at any time and from time to time, owing by TFFC on the Series 2000-2 Note and all costs, fees and expenses payable by, or obligations of, TFFC under the Indenture and the Related Documents.

         "Turnback Date" means, with respect to any Group III Repurchase Vehicle, the date on which such Group III Vehicle is accepted for return by a Manufacturer or its agent pursuant to its Repurchase Program and the Depreciation Charges cease to accrue pursuant to its Repurchase Program.

         "Vehicle Lease Commencement Date" has the meaning specified in Section
3.2 of the Group III Master Lease.

         "VFR" with respect to the Group III Master Lease, is defined in Paragraph 9 of Annex A to the Group III Master Lease and in Paragraph 6 of Annex B to the Group III Master Lease.

         "Voluntary Decrease" has the meaning specified in Section 4.3(b).

                                   ARTICLE 3

                          SECURITY; REPORTS; COVENANT

         Section 3.1  Grant of Security Interest.

         (a) To secure the Group III Series of Notes and the TFFC Obligations, TFFC hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Group III Noteholders and the holder of the Budget Interest (the Group III Noteholders and the holder of the Budget Interest being referred to in this Section 3.1 as the "Secured Parties"), and hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in all of TFFC's right, title and interest in and to all of the following assets, property and interests of TFFC (other than as specified below) whether now owned or hereafter acquired or created (all of the foregoing being referred to as the "Group III Collateral"):

                  (i) the rights of TFFC under the Group III Master Lease (including rights against any guarantor of obligations of the Lessees thereunder) and any other agreements relating to the Group III Vehicles to which TFFC is a party other than the Repurchase Programs (collectively, the "Group III TFFC Agreements"), including, without limitation, all monies due and to become due to TFFC from Budget and the Lessees under or in connection with the Group III TFFC Agreements, whether payable as rent, guaranty payments, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the Group III TFFC Agreements or otherwise, and all rights, remedies, powers, privileges and claims of TFFC against any other party under or with respect to the Group III TFFC Agreements (whether arising pursuant to the terms of such Group III TFFC Agreements or otherwise available to TFFC at law or in equity), including the right to enforce any of the Group III TFFC Agreements as provided in the Indenture and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Group
         III TFFC Agreements or the obligations of any party thereunder;

                  (ii) (A) all Group III Repurchase Vehicles owned by TFFC or the Lessees as of the Series 2000-2 Issuance Date and all Group III Repurchase Vehicles acquired by TFFC or the Lessees or refinanced by TFFC during the term of the Indenture, and all Certificates of Title with respect to such Group III Vehicles, (B) all Group III Non-Repurchase Vehicles owned by TFFC or the Lessees as of the Series 2000-2 Issuance Date and all Group III Non-Repurchase Vehicles acquired, financed or refinanced by TFFC during the term of the Indenture, and all Certificates of Title with respect to such Group III Vehicles, (C) all Liens and property from time to time purporting to secure payment of any of the obligations or liabilities of the Lessees or Budget arising under or in connection with the Group III Master Lease, together with all financing statements filed in favor of, or assigned to, TFFC describing any collateral securing such obligations or liabilities, and (D) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such obligations and liabilities of the Lessees or Budget pursuant to the Group III Master Lease;

                  (iii) all right, title and interest of TFFC in, to and under any Repurchase Programs relating to, and all monies due and to become due in respect of, the Group III Repurchase Vehicles purchased from the Manufacturers under or in connection with the Repurchase Programs whether payable as Group III Repurchase Vehicle repurchase prices or guaranteed payments, auction sale prices, fees, expenses, costs, indemnities, insurance recoveries, damages for breach of the Repurchase Programs or otherwise;

                  (iv) (A) the Collection Account and the Group III Collection Account, (B) all funds on deposit therein allocable to Group III Vehicles from time to time, (C) all certificates and instruments, if any, representing or evidencing any or all of the Collection Account and the Group III Collection Account or the funds on deposit therein allocable to Group III Vehicles from time to time, and (D) all Permitted Investments made at any time and from time to time with the moneys allocable to Group III Vehicles in the Collection Account or the Group III Collection Account (including in each case income thereon), including, without limitation, any and all accounts, certificates, instruments and investments constituting "investment property" as defined in the UCC as in effect from time to time in the State of New York; and

                  (v) all proceeds of any and all of the foregoing including, without limitation, payments under insurance (whether or not-the Trustee is the loss payee thereof) and cash, but not including (for the avoidance of doubt) payments under consumer rental agreements;

provided, however, the Group III Collateral shall not include (x) any Excluded Payments or (y) the Budget Distribution Account, any funds on deposit therein from time to time, any certificates or instruments, if any, representing or evidencing any or all of the Budget Distribution Account or the funds on deposit therein from time to time, or any Permitted Investments made at any time and from time to time with the moneys in the Budget Distribution Account (including the income thereon).

         (b) To further secure the TFFC Obligations with respect to the Series 2000-2 Note (but not any other Series of Notes), TFFC hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee for the benefit of the Series 2000-2 Noteholders (but not any other Series of Notes), and hereby grants to the Trustee for the benefit of the Series 2000-2 Noteholders, a security interest in all of TFFC's right, title and interest in and to all of the following assets, property and interests in property, whether now owned or hereafter acquired or created (all of the foregoing being referred to as the "Series 2000-2 Collateral"):

                  (i) the Series 2000-2 Collection Account and the Series 2000-2 Distribution Account;

                  (ii) all funds on deposit in the Series 2000-2 Collection Account and the Series 2000-2 Distribution Account from time to time;

                  (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2000-2 Collection Account and the Series 2000-2 Distribution Account or the funds on deposit therein from time to time;

                  (iv) all Permitted Investments made at any time and from time to time with moneys in the Series 2000-2 Collection Account or the Series 2000-2 Distribution Account; and

                  (v) all proceeds of any and all of the foregoing, including, without limitation, cash.

         (c) The Trustee, on behalf of the Group III Noteholders or the Series 2000-2 Noteholders, as applicable, acknowledges the foregoing grant, accepts the trusts under this Supplement in accordance with the provisions of the Indenture and this Supplement and agrees to perform its duties required in this Supplement to the best of its abilities to the end that the interests of the Series 2000-2 Noteholders or, as applicable, the Group III Noteholders may be adequately and effectively protected. The Group III Collateral shall secure the Notes included in the Group III Series of Notes. The Series 2000-2 Collateral shall secure the Series 2000-2 Note.

         Section 3.2 Reports. Not later than the second business Day immediately preceding each Distribution Date, the Servicer shall furnish to the Trustee and each Series 2000-2 Noteholder a Monthly Servicer's Certificate and a Fleet Report with respect to the Group III Collateral.

                                    ARTICLE 4

                 INITIAL ISSUANCE AND INCREASES AND DECREASES OF
               Series 2000-2 INVESTED AMOUNT OF Series 2000-2 NOTE

         Section 4.1. Issuance in Definitive Form. Pursuant to Section 2.18 of the Base Indenture, TFFC hereby consents to the issuance of the Series 2000-2
Note in the form of a Definitive Note. The Series 2000-2 Note shall be sold pursuant to the Series 2000-2 Note Purchase Agreement in reliance on an exemption from the registration requirements of the Securities Act, and shall be issued in the form of one or more Definitive Notes, in fully registered form without interest coupons, substantially in the form attached hereto as Exhibit A, with such legends as may be applicable thereto, duly executed by TFFC and authenticated by the Trustee as provided in Section 2.4 of the Base Indenture, in an aggregate stated principal amount of up to $88,200,000 (the "Series 2000-2 Maximum Invested Amount").

         Section  4.2 Procedure for Increasing the Invested Amount.

         (a) Subject to satisfaction of the conditions precedent set forth in subsection (b) of this Section 4.2 (as evidenced by an Officer's Certificate of the Servicer delivered to the Trustee), on the Series 2000-2 Issuance Date, TFFC may issue the Series 2000-2 Note in the stated amount described in Section 4.1, the initial aggregate principal amounts of which will be equal to the Initial Invested Amount. Such Series 2000-2 Note shall be issued to the Agent, as agent for the Series 2000-2 Note Purchaser and the Committed Note Purchaser. On the Series 2000-2 Issuance Date and thereafter on each Increase Date during the Revolving Period, TFFC may, upon request by Budget under the Group III Master Lease and upon not less than one Business Day's prior written notice by TFFC to the Agent (such notice specifying the applicable Increase Date), increase the Series 2000-2 Invested Amount (each such increase referred to as an "Increase") by issuing, at par, additional Series 2000-2 Invested Amount of the Series 2000-2 Note in amounts that satisfy the following requirements: (i) the portion of the Increase represented by additional Series 2000-2 Invested Amount shall be such that the Series 2000-2 Credit Support Amount shall at least equal the Series 2000-2 Minimum Credit Support Amount after giving effect to such Increase in the Series 2000-2 Invested Amount and the application of the proceeds thereof to leasing Group III Vehicles; and (ii) no Series 2000-2 Asset Amount Deficiency will result from such Increase. Satisfaction of the above conditions shall be evidenced by the delivery of a certificate from the Servicer to such effect. Proceeds from any Increase shall be deposited into the Series 2000-2 Collection Account and allocated in accordance with Article 5 hereof. Upon each Increase, the Trustee shall, or shall cause the Note Registrar to, indicate in the Note Register such Increase.

         (b) The Series 2000-2 Invested Amount may be increased pursuant to subsection (a) above only upon satisfaction of each of the following conditions (as evidenced by an Officers' Certificate delivered by TFFC to the Trustee) with respect to each proposed Increase:

                  (i) The amount of such Increase shall be equal to or greater than $100,000;

                  (ii) After giving effect to such Increase, the Series 2000-2 Invested Amount shall not exceed the Series 2000-2 Maximum Invested Amount;

                  (iii) There shall not then exist, nor shall such Increase result in the occurrence of, (x) an Amortization Event, a Liquidation Event of Default or a Series 2000-2 Limited Liquidation Event of Default, or (y) an event or occurrence, which, with the passing of time or the giving of notice thereof, or both, would become an Amortization Event, a Liquidation Event of Default or a Series 2000-2 Limited Liquidation Event of Default;

                  (iv) All conditions precedent (1) to the acquisition of additional Group III Vehicles under the Group III Master Lease and (2) to the making of Advances under the Series 2000-2 Note Purchase Agreement shall have, in each case, been satisfied;

                  (v) TFFC (with respect to Lessor-Owned Vehicles) or the applicable Lessee (with respect to Financed Vehicles) shall have good and marketable title to each Group III Vehicle purchased by it with the proceeds of the Series 2000-2 Note, free and clear of all Liens and encumbrances, other than any Permitted Liens. Each Repurchase Program shall be in full force and effect, and shall be enforceable against the related Manufacturer in accordance with its terms;

                  (vi) Each Lessee shall have granted to TFFC, for the benefit of the Trustee, and TFFC shall have granted to the Trustee, in each case for the benefit of the Series 2000-2 Noteholders, a first priority security interest in all Group III Vehicles now or hereafter purchased, financed or refinanced by TFFC with the proceeds of the Series 2000-2 Note or with any contributions of capital made by Budget in favor of TFFC;

                  (vii) TFFC shall have granted to the Trustee a first priority security interest in its right, title and interest in and to the Group III Master Lease, the Group III Collateral and the Series 2000-2 Collateral;

                  (viii) The Trustee shall have received a copy of each Repurchase Program under which Group III Vehicles will be or have been purchased and are proposed to be included in the Aggregate Asset Amount and an Officer's Certificate, dated the Series 2000-2 Issuance Date, and duly executed by an Authorized Officer of TFFC, certifying that each such copy is true, correct and complete as of the Series 2000-2 Issuance Date;

                  (ix)     All representations and warranties set forth in
         Article 7 of the Base Indenture and in Section 27 of the Group III Master Lease shall be true and correct on and as of the date of such Increase as if made on and with respect to the date of such Increase; and

                  (x) With respect to the initial Increase only, the Servicer shall have calculated the Series 2000-2 Available Subordinated Amount and the Trustee shall have confirmed receipt of such written calculation.

         Section  4.3 Decreases.

         (a) Mandatory Decreases. Whenever the Series 2000-2 Credit Support Amount is less than the Series 2000-2 Minimum Credit Support Amount, TFFC shall pay down the Series 2000-2 Invested Amount of the Series 2000-2 Note by the amount necessary, so that after giving effect to all Decreases of the Series 2000-2 Invested Amount on such Distribution Date, no such deficiency shall exist (each reduction of the Series 2000-2 Invested Amount pursuant to this Section 4.3(a), a "Mandatory Decrease"). Upon such discovery, TFFC shall deliver notice of any such Mandatory Decreases to the Trustee.

         (b) Voluntary Decreases. Upon at least one Business Day's prior irrevocable notice to the Lender and the Trustee in writing, TFFC may voluntarily prepay all or a portion of the Series 2000-2 Invested Amount in accordance with the procedures set forth herein (including, without limitation, in Section 5.5(c) hereof) and, as applicable, in the Series 2000-2 Note Purchase Agreement (each reduction of the Series 2000-2 Invested Amount pursuant to this Section 4.3(b), a "Voluntary Decrease"); provided, that all voluntary Decreases pursuant to this Section 4.3(b) shall be allocated such that (1) the Series 2000-2 Credit Support Amount after giving effect to such Decrease is not less than the Series 2000-2 Minimum Credit Support Amount. Each such Decrease shall be in a minimum principal amount of $100,000.

         (c) Upon receipt by a Responsible Officer of the Trustee of written notice that a Decrease has been completed, the Trustee shall, or shall cause the Note Registrar to, indicate in the Note Register such Decrease. The amount of any Decrease shall not exceed the amount on deposit in the Series 2000-2 Collection Account and available for distribution to Series 2000-2 Noteholders in respect of principal on the Series 2000-2 Note on the date specified in the related notice of Decrease referred to in clauses (a) and (b) above, as applicable.

                                    ARTICLE 5

                            Series 2000-2 ALLOCATIONS

Any provisions of Article 5 of the Base Indenture which allocate and apply Collections shall continue to apply irrespective of the issuance of the Series 2000-2 Note. Sections 5.1 through 5.5 of the Base Indenture shall be read in their entirety as provided in the Base Indenture, provided that for purposes of the Series 2000-2 Note, clause (d) of Section 5.2 of the Base Indenture shall be modified, as it applies to the Series 2000-2 Note, as permitted by Section 12.1(f) of the Base Indenture and shall read as follows:

         (d) Sharing Collections. To the extent that Principal Collections that are allocated to the Series 2000-2 Note on a Distribution Date are not needed to make payments of principal to Series 2000-2 Noteholders or required to be deposited in the Series 2000-2 Distribution Account on such Distribution Date, such Principal Collections may, at the written direction of the Servicer, be applied to cover principal payments due to or for the benefit of Noteholders of other Group III Series of Notes. Any such reallocation will not result in a reduction of the Aggregate Principal Balance or Invested Amount of the Series 2000-2 Note.

         In addition, for purposes of Section 5.2(a) of the Base Indenture, the Servicer, in its capacity as such under the Group III Master Lease, shall (to the extent practicable) cause all Collections allocable to Group III Collateral in accordance with the Indenture to be paid directly into the Collection Account and all Collections allocable to the Series 2000-2 Collateral to be paid directly into the Series 2000-2 Collection Account.

         Article 5 of the Base Indenture (except for Sections 5.1 through 5.5 thereof, subject to the proviso in the first paragraph of this Article 5 and subject to the immediately preceding sentence) shall read in its entirety as follows and shall be applicable only to the Series 2000-2 Note:

         Section 5.1 Establishment of the Group III Collection Account, Series 2000-2 Collection Account and Series 2000-2 Accrued Interest Account.

         (a) The Trustee acknowledges that it has established and maintains a segregated trust account for the benefit of holders of Notes from the Group III Series of Notes (the "Group III Collection Account"). The Trustee will also establish and maintain a segregated trust account for the benefit of the Series 2000-2 Noteholders (the "Series 2000-2 Collection Account"). Amounts on deposit in the Group III Collection Account and the Series 2000-2 Collection Account shall be invested in accordance with Sections 5.1(d) and (f) of the Base Indenture.

         (b) The Trustee will establish and maintain an administrative sub-account within the Series 2000-2 Collection Account (such sub-account, the "Series 2000-2 Accrued Interest Account").

         (c) All Group III Collections shall initially be deposited into the Collection Account and, on each Business Day, shall be allocated to and deposited in the Group III Collection Account.

         (d) All Group III Collections that are deposited on any Business Day in the Group III Collection Account and that are Series 2000-2 Collections shall on each such Business Day be allocated to and deposited in the Series 2000-2 Collection Account. All amounts received in respect of the Series 2000-2 Collateral shall be allocated to and deposited in the Series 2000-2 Collection Account.

         (e) Any amounts in the Group III Collection Account not allocated to the Series 2000-2 Collection Account or another series-specific collection account under the supplements for the other Group III Series of Notes shall be allocated by the Trustee at the written direction of the Servicer to the Budget Distribution Account in an amount equal to (x) the applicable Budget Interest Percentage (as of such date) of the aggregate amount of Group III Collections that are Principal Collections received on such date, minus (y) any amounts, other than Servicing Fees, which have been withheld by the Master Servicer pursuant to Section 5.2(c) of the Base Indenture to the extent such amounts withheld under Section 5.2(c) of the Base Indenture represent all or part of the Budget Interest Amount; and

         Section 5.2 Allocations with Respect to the Series 2000-2 Note. The proceeds from the sale of the Series 2000-2 Note , together with any funds deposited with TFFC by Budget, in its capacity as the Budget Interestholder, will initially be delivered by or on behalf of TFFC to the Trustee in the Series 2000-2 Collection Account. On each Business Day on which Collections or the proceeds of any Increase are deposited into the Group III Collection Account and allocated to the Series 2000-2 Collection Account or deposited in the Series 2000-2 Collection Account (each such date, a "Deposit Date"), the Servicer will direct the Trustee in writing to allocate all amounts allocated to or deposited in the Series 2000-2 Collection Account in accordance with the provisions of this Section 5.2.

         (a) Allocations During the Revolving Period. During the Series 2000-2 Revolving Period, the Servicer will direct the Trustee in writing to allocate, prior to 1:00 p.m. (New York City time) on each Deposit Date, all amounts deposited into the Series 2000-2 Collection Account as set forth below:

                  (i) allocate to the Series 2000-2 Accrued Interest Account, from the Series 2000-2 Interest Collections received on such date, an amount, as stated in such Servicer direction, equal to the Series 2000-2 Note Interest and all other Series 2000-2 Carrying Charges accrued and unpaid as of such date less any funds on deposit on such date in the Series 2000-2 Accrued Interest Account (the "Series 2000-2 Interest Allocation"); provided, however, that if on any Deposit Date the Series 2000-2 Interest Collections allocated to the Series 2000-2 Collection Account on such date exceed the Series 2000-2 Interest Allocation as of such date, then the amount of such excess shall be retained on deposit in the Series 2000-2 Collection Account and shall be available on such Deposit Date for application in accordance with clauses (ii) through (v) below;

                  (ii) to the extent a Mandatory Decrease is required under
         Section 4.3(a), allocate to the Series 2000-2 Distribution Account for the payment of the Series 2000-2 Invested Amount, the amount, as stated in such Servicer direction, necessary for such Mandatory Decrease;

                  (iii) make available to TFFC an amount, as stated in such Servicer direction, equal to any Master Lease Advances that are in accordance with the requirements of and conditions precedent under the Group III Master Lease;

                  (iv) allocate to the Series 2000-2 Distribution Account the amount, as stated in such Servicer direction, of any Voluntary Decreases in the Series 2000-2 Invested Amount to be made in accordance with Section 4.3(b) hereof;

                  (v) the amounts remaining in the Series 2000-2 Collection Account on such Deposit Date after application pursuant to clauses (i),
         (ii), (iii) and (iv) above shall be retained on deposit and shall be available on such Deposit Date and/or on future Deposit Dates for application in accordance with this Section 5.2 or otherwise in accordance with this Article 5.

         (b) Allocations During the Series 2000-2 Rapid Amortization Period. During the Series 2000-2 Rapid Amortization Period, the Servicer will direct the Trustee in writing to allocate all Series 2000-2 Collections prior to 1:00 p.m. (New York City time) on any Deposit Date, as set forth below:

                  (i) allocate to the Series 2000-2 Accrued Interest Account the Series 2000-2 Interest Allocation as of such date; provided, however, that if on any Deposit Date the Series 2000-2 Interest Collections allocated to the Series 2000-2 Collection Account on such date exceed the Series 2000-2 Interest Allocation as of such date, then the amount of such excess shall be retained on deposit in the Series 2000-2 Collection Account and shall be available on such Deposit Date for application in accordance with clauses (ii) through (v) below;

                  (ii) allocate to the Series 2000-2 Collection Account an amount equal to the Series 2000-2 Principal Allocation for such day, which amount shall be used to make principal payments in respect of the Series 2000-2 Note; and

         (c) Additional Allocations for All Periods. The Servicer will direct the Trustee in writing to allocate the amounts set forth below as follows:

                  (x) Monthly, for each Distribution Date, allocate to the Series 2000-2 Note an amount, as stated in such Servicer direction, equal to the Series 2000-2 Invested Percentage (as of such date) of the aggregate amount of Series 2000-2 Non-Repurchase Losses and Series 2000-2 Repurchase Losses for the Related Month in the following manner:

                           (i) First, reduce the Series 2000-2 Available Subordinated Amount by the amount of such Losses until the Series 2000-2 Available Subordinated Amount has been reduced to zero; and

                           (ii) Second, any such Losses remaining after making the allocations, withdrawals and claims under clause
                  (i) above will be allocated, as stated in such Servicer direction, to reduce the Series 2000-2 Invested Amount.

                  (y) Monthly, for each Distribution Date, allocate to the Series 2000-2 Note an amount, as stated in such Servicer direction, equal to the Series 2000-2 Invested Percentage (as of such date) of the aggregate amount of Series 2000-2 Repurchase Recoveries and Series 2000-2 Non-Repurchase Recoveries for the Related Month in the following manner:

                           (i) First, allocate all such Recoveries to reinstate the Series 2000-2 Invested Amount, to the extent the Series 2000-2 Invested Amount has been reduced pursuant to
                  Section 5.2(c)(x)(ii) above;

                           (ii) Second, allocate all remaining Recoveries after making the allocations in clause (i) above up to the amount, as stated in such Servicer direction, necessary to reinstate the Series 2000-2 Available Subordinated Amount to the Series 2000-2 Required Subordinated Amount; and

                           (iii) Third, the remainder of such Recoveries after making the allocations in (i) and (ii) above shall constitute Profits of TFFC.

         (d) Allocation Adjustments. Notwithstanding the foregoing provisions of this Section 5.2:

                  (i) provided the Series 2000-2 Rapid Amortization Period has not commenced, amounts retained in the Series 2000-2 Collection Account that are not required to make payments under the Series 2000-2 Note pursuant hereto may, as and to the extent permitted in the related Supplements, be used to pay the principal amount of other Group III Series of Notes that are then in amortization and, after such payment, any remaining funds may, at TFFC's option, be (A) used to finance, refinance or acquire Group III Vehicles, to the extent Eligible Vehicles have been requested by any of the Lessees under the Group III Master Lease or (B) transferred, on any Distribution Date, to the Budget Distribution Account, to the extent that the Budget Interest Amount equals or exceeds zero after giving effect to such payment and so long as no Series 2000-2 Credit Support Deficiency or Series 2000-2 Asset Amount Deficiency exists or would result from such transfer; provided, however, that funds remaining after the application of such funds to the payment of the principal amount of other Group III Series of Notes that are in amortization and to the financing, refinancing or acquisition of Group III Vehicles may be transferred to the Budget Distribution Account on a day other than a Distribution Date if the Servicer furnishes to the Trustee an Officer's Certificate to the effect that such transfer will not cause any of the foregoing deficiencies to occur either on the date that such transfer is made or, in the reasonable anticipation of the Servicer, on the next Distribution Date. Funds in the Budget Distribution Account shall, at the option of TFFC, be available to finance, refinance or acquire Group III Vehicles, to the extent Eligible

         Vehicles have been requested by any of the Lessees under the Group III Master Lease, or for distribution to the Budget Interestholder;

                  (ii) in the event that the Servicer is not Budget or an Affiliate of Budget or if a Servicer Default has occurred and is continuing, the Servicer shall not be entitled to withhold any amounts pursuant to Section 5.2(c) of the Base Indenture and the Trustee shall deposit amounts payable to Budget in the Collection Account pursuant to the provisions of Section 5.2 of the Base Indenture on each Deposit Date;

                  (iii) any amounts withheld by the Servicer and not deposited in the Collection Account pursuant to Section 5.2(c) of the Base Indenture shall be deemed to be deposited in the Collection Account and allocated to the Group III Collection Account and the Series 2000-2 Collection Account, as applicable, on the date such amounts are withheld for purposes of determining the amounts to be allocated pursuant to this Section 5.2;

                  (iv) TFFC may, from time to time in its sole discretion, increase the Series 2000-2 Available Subordinated Amount by (A) (x) transferring funds to the Series 2000-2 Collection Account or (y) allocating to the Series 2000-2 Available Subordinated Amount Eligible Vehicles theretofore allocated to the Budget Interest, and (B) delivering to the Servicer and the Trustee an Officers' Certificate setting forth the amount of such transferred funds or the Net Book Value of such Eligible Vehicles, as the case may be, stating that such transferred funds or Eligible Vehicles, as applicable, shall be allocated to the Series 2000-2 Available Subordinated Amount and, in the case of Eligible Vehicles, affirming with respect to such Eligible Vehicles the representations and warranties set forth in Section 7.14 of the Base Indenture (and an Opinion of Counsel to the same effect); provided, however, TFFC shall have no obligation to so increase the Series 2000-2 Available Subordinated Amount;

                  (v) in the event that the Series 2000-2 Credit Support Amount is reduced to less than the Series 2000-2 Minimum Credit Support Amount, an Amortization Event and a Series 2000-2 Limited Liquidation Event of Default shall be deemed to have occurred with respect to the Series 2000-2 Note only if, after any applicable grace period, either the Trustee, by written notice to the Issuer, or the Required Noteholders, by written notice to the Issuer and the Trustee, declare that an Amortization Event has occurred; provided, however, (i) the Issuer may prevent an Amortization Event from occurring if, within one
         (1) Business Day after the occurrence of such Series 2000-2 Credit Support Deficiency, the Series 2000-2 Available Subordinated Amount is increased by an amount sufficient, in the aggregate, to eliminate such Series 2000-2 Credit Support Deficiency; provided, however, the amount of such contribution (together with the sum of the amounts of all prior contributions) shall not exceed the Series 2000-2 Available Subordinated Amount Maximum Increase, and (ii) the Issuer may prevent a Series 2000-2 Limited Liquidation Event of Default from occurring if within the thirty (30) day period after the occurrence of such Series 2000-2 Credit Support Deficiency, (x) the Series 2000-2 Available

         Subordinated Amount is increased by an amount sufficient to eliminate such Series 2000-2 Credit Support Deficiency and (y) the Rating Agency Confirmation condition is satisfied;

                  (vi) if, on any Distribution Date during the Series 2000-2 Revolving Period, a Mandatory Decrease shall be required under Section 4.3(a) of this Supplement and the amounts allocated to the Series 2000-2 Distribution Account under Section 5.2(a)(ii) are less than the amount of such required Decrease, then, in such event, any funds on deposit in the collection accounts or excess funding accounts for other Group III Series of Notes issued and outstanding under the Indenture which amounts are not allocable to the Budget Interest and are in excess of the amounts necessary to be on deposit in each such account in order that (x) no Asset Amount Deficiency occur with respect to any such Series, (y) no shortfall in the required level of enhancement occur with respect to any such Series, including any portion of such enhancement that is required to be in liquid funds, and (z) no Amortization Event for any such Series or event that with the giving of notice or passage of time would become an Amortization Event occur with respect to any such Group III Series of Notes (such amounts as are set forth in clauses (i) and (ii) of this subparagraph (G) being referred to herein as "Excess Amounts") shall, in each such case, be deposited into the Series 2000-2 Distribution Account as Principal Collections in an aggregate amount up to the amount of any such deficiency and shall be used, in accordance with Section 5.5, to reduce the Series 2000-2 Invested Amount; and

                  (vii) if, on any Distribution Date during the Series 2000-2 Rapid Amortization Period, the Monthly Principal Allocation under
         Section 5.2(b)(ii) is insufficient to reduce the Series 2000-2 Invested Amount to zero, then, in such event, any funds constituting Excess Amounts shall, in each such case, be deposited into the Series 2000-2 Distribution Account as Principal Collections in an aggregate amount up to the amount of any such deficiency and shall be used, in accordance with Section 5.5, to reduce the Series 2000-2 Invested Amount.

         Section 5.3 Withdrawals from the Series 2000-2 Accrued Interest Account. On each Determination Date or Additional Distribution Date, as provided below, the Servicer shall instruct the Trustee or the Paying Agent in writing to withdraw, and on such Distribution Date or Additional Distribution Date, as applicable, the Trustee or the Paying Agent, acting in accordance with such written instructions, shall withdraw the amounts required to be withdrawn from the Series 2000-2 Accrued Interest Account pursuant to Sections 5.3(a), (b) and
(c) below (after giving effect to the allocations on such date pursuant to Section 5.2) in respect of all funds available from Collections processed since the preceding Distribution Date and allocated to the holders of the Series 2000-2 Note.

         (a) Successor Servicer Fees. On each Determination Date on which Budget is not the Servicer, and before any deposits required to be made on the related Distribution Date to the Series 2000-2 Distribution Account have been made, the Servicer shall instruct the Trustee and the Paying Agent in writing as to the amount to be withdrawn from the Series 2000-2 Accrued

Interest Account to the extent funds are available and processed since the preceding Distribution Date in respect of an amount equal to (i) the Series 2000-2 Investor Monthly Servicing Fee (and any Series 2000-2 Monthly Supplemental Servicing Fee) accrued since the preceding Distribution Date, plus
(ii) all accrued and unpaid Series 2000-2 Investor Monthly Servicing Fees (and any Series 2000-2 Monthly Supplemental Servicing Fees) in respect of previous periods, minus (iii) the amount of any Series 2000-2 Investor Monthly Servicing Fees (and Series 2000-2 Monthly Supplemental Servicing Fees) withheld by the Servicer since the preceding Distribution Date pursuant to Section 5.2(c) of the Base Indenture. On such Distribution Date, the Trustee shall withdraw such amount from the Series 2000-2 Accrued Interest Account and remit such amount to the Servicer.

         (b) Note Interest with respect to the Series 2000-2 Note. (i) On each Determination Date, the Servicer shall instruct the Trustee and the Paying Agent in writing as to the amount to be withdrawn from the Series 2000-2 Accrued Interest Account, after making all distributions required to be made pursuant to
Section 5.3(a), to the extent funds will be available and processed from but not including the preceding Distribution Date through the succeeding Distribution Date in respect of Series 2000-2 Note Interest and Series 2000-2 Carrying Charges. On the Distribution Date related to such Determination Date, the Trustee shall withdraw from the Series 2000-2 Accrued Interest Account the amount on deposit therein available for the payment of Series 2000-2 Note Interest and Series 2000-2 Carrying Charges and deposit such amount in the Series 2000-2 Distribution Account.

                  (ii) On any Business Day during a Series 2000-2 Interest Period (each such day, an "Additional Distribution Date"), the Servicer may instruct the Trustee in writing to withdraw from the Series 2000-2 Accrued Interest Account, and on such Additional Distribution Date the Trustee, acting in accordance with such instructions, shall withdraw from the Series 2000-2 Accrued Interest Account, as directed in writing by the Servicer, all or a portion of the Series 2000-2 Note Interest that will be due on the first Distribution Date following such Additional Distribution Date to the extent that such amount does not exceed the aggregate amount of Series 2000-2 Interest Collections processed since the preceding Distribution Date and allocated to the Series 2000-2 Noteholders (less any portion thereof previously paid to the Series 2000-2 Noteholders during such period pursuant to this
         Section 5.2(e)) and shall deposit such amounts in the Series 2000-2 Distribution Account.

         (c) Servicing Fee. On each Determination Date on which Budget is the Servicer, the Servicer shall, after giving effect to all distributions required to be made on the related Distribution Date pursuant to Sections 5.3(a) and (b) of this Supplement, instruct the Trustee and the Paying Agent in writing as to the amount to be withdrawn on such Distribution Date from the Series 2000-2 Collection Account to the extent funds are available and processed since the preceding Distribution Date in respect of an amount equal to (i) the Series 2000-2 Investor Monthly Servicing Fee (and any Series 2000-2 Monthly Supplemental Servicing Fee) accrued since the preceding Distribution Date, plus
(ii) all accrued and unpaid Series 2000-2 Investor

Monthly Servicing Fees (and any Series 2000-2 Monthly Supplemental Servicing
Fees) in respect of previous periods, minus (iii) the amount of any Series 2000-2 Investor Monthly Servicing Fees (and Series 2000-2 Monthly Supplemental Servicing Fees) withheld by the Servicer since the preceding Distribution Date pursuant to Section 5.2(c) of the Base Indenture. On such Distribution Date, the Trustee shall withdraw such amount from the Series 2000-2 Collection Account and remit such amount to the Servicer.

         Section 5.4 Payment of Note Interest and Carrying Charges. On each Distribution Date and Additional Distribution Date, the Paying Agent shall, in accordance with Section 6.1 of the Base Indenture and the written instruction of the Servicer received pursuant to Section 5.3(b) hereof, pay to the Series 2000-2 Noteholders from the Series 2000-2 Distribution Account the amount deposited in the Series 2000-2 Distribution Account for the payment of Series 2000-2 Note Interest pursuant to Section 5.3(b) of this Supplement and, to the extent that such amount is insufficient to pay all Series 2000-2 Note Interest and Series 2000-2 Carrying Charges payable on such Distribution Date (the amount of such insufficiency, a "Note Interest Shortfall"), the Servicer shall instruct the Trustee in writing to withdraw from the Series 2000-2 Collection Account the lesser of (i) the amount on deposit in the Series 2000-2 Collection Account and
(ii) the amount of such Note Interest Shortfall. Subject to Sections 2.15(c) and 6.1(b) of the Base Indenture, all payments of interest and Series 2000-2 Carrying Charges, and all payments of principal pursuant to Section 5.5 hereof, made to the Series 2000-2 Noteholder shall be made by wire transfer to such account as the Series 2000-2 Noteholder of record on the preceding Record Date shall specify from time to time by notice to the Issuer and the Paying Agent.

         Section 5.5 Payment of Note Principal; Transfers to Budget Distribution Account.

         (a) Commencing on the first Determination Date after the commencement of the Series 2000-2 Rapid Amortization Period, the Servicer shall instruct the Trustee and the Paying Agent in writing as to the amount of Collections allocated to the Series 2000-2 Note during the Related Month pursuant to Section 5.2(b)(ii) of this Supplement (such amount, the "Monthly Principal Allocation"). Commencing on the first Distribution Date after the commencement of the Series 2000-2 Rapid Amortization Period, to the extent that the Monthly Principal Allocation is insufficient to pay all principal due in respect of the Series 2000-2 Note on such Distribution Date (the amount of such insufficiency, a "Principal Shortfall"), the Servicer shall instruct the Trustee in writing (a) to withdraw from the Series 2000-2 Collection Account the lesser of (i) the amount on deposit in the Series 2000-2 Collection Account and (ii) the amount of such Principal Shortfall and (b) to the extent of any remaining Principal Shortfall, to apply to the payment thereof Principal Collections with respect to any other Group III Series of Notes which pursuant to Section 5.2(d) of the Base Indenture (as modified herein) are available on such Distribution Date to pay principal of the Series 2000-2 Note (up to the amount of such Principal Shortfall remaining). The entire principal amount of the Series 2000-2 Note shall be due and payable on the Series 2000-2 Termination Date.

         (b) On each Distribution Date occurring on or after the date a withdrawal or application is made pursuant to Section 5.5(a) of this Supplement, the Paying Agent shall, in accordance with Section 6.1 of the Base Indenture and the written instruction of the Servicer received pursuant to Section 5.5(a) hereof, pay to the Series 2000-2 Noteholders the amount deposited in the Series 2000-2 Distribution Account for the payment of principal pursuant to Section 5.5(a) of this Supplement.

         (c) On (x) the Distribution Date on which, or immediately following the date on which, an allocation is made pursuant to Section 5.2(a)(ii), or (y) the Business Day specified in the notice of Decrease delivered pursuant to Section 4.3(b), occurring on or after the date an allocation is made pursuant to Section 5.2(a)(iv), the Paying Agent shall pay to the Series 2000-2 Noteholders pursuant to the written instruction of the Servicer the amount deposited in the Series 2000-2 Distribution Account for the payment of principal pursuant to such Section 5.2(a)(ii) or 5.2(a)(iv), as applicable.

         (d) On each Distribution Date, the Servicer shall, as applicable, instruct the Trustee in writing to instruct the Paying Agent to transfer to the Budget Distribution Account (i) all funds which are in the Group III Collection Account that have been allocated to the Budget Distribution Account as of such Distribution Date and (ii) all funds that were previously allocated to the Budget Distribution Account but not transferred to the Budget Distribution Account. On the related Distribution Date, the Trustee or Paying Agent shall, in accordance with the Servicer's instructions, withdraw such funds from the Group III Collection Account, as applicable, and deposit them into the Budget Distribution Account.

         Section 5.6 Servicer's or Budget's Failure to Make a Deposit or Payment. If the Servicer or Budget fails to make, or give notice or instructions to make, any payment from or deposit to the Collection Account, the Group III Collection Account, the Series 2000-2 Collection Account or the Series 2000-2 Accrued Interest Account required to be made or given by the Servicer or Budget, respectively, at the time specified in the Indenture (including applicable grace periods), the Servicer shall, upon request of the Trustee, promptly provide the Trustee with all information necessary to allow the Trustee, in the event it elects to do so, to make such a payment. Such funds shall be applied by the Trustee in the manner in which such payment or deposit should have been made by the Servicer.

         Section 5.7  Series 2000-2 Distribution Account.

         (a) Establishment of the Series 2000-2 Distribution Account. The Trustee shall establish and maintain in the name of the Trustee for the benefit of the Series 2000-2 Noteholders, or cause to be established and maintained, an account (the "Series 2000-2 Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2000-2 Noteholders. The Series 2000-2 Distribution Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 2000-2 Distribution Account. If the Series 2000-2 Distribution Account is not maintained in accordance with the previous sentence, the Servicer shall establish a new Series 2000-2 Distribution Account, within ten (10) Business Days after obtaining knowledge of such fact, which complies with such sentence, and transfer all cash and investments from the non-qualifying Series 2000-2 Distribution Account into the new Series 2000-2 Distribution Account. Initially, the Series 2000-2 Distribution Account will be established with the Trustee. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2000-2 Distribution Account and in all proceeds thereof. The Series 2000-2 Distribution Account Collateral shall be under the sole dominion and control of the Trustee for the benefit of the Series 2000-2 Noteholders.

         (b) Administration of the Series 2000-2 Distribution Account. The Servicer shall instruct the institution maintaining the Series 2000-2 Distribution Account in writing to invest funds on deposit in the Series 2000-2 Distribution Account at all times in Permitted Investments; provided, however, that any such investment shall mature not later than the Business Day prior to the Distribution Date following the date on which such funds were received, unless any Permitted Investment held in the Series 2000-2 Distribution Account is held with the Paying Agent, then such investment may mature on such Distribution Date and such funds shall be available for withdrawal on or prior to such Distribution Date. The Trustee shall hold, for the benefit of the Series 2000-2 Noteholders and the Servicer, possession of the negotiable instruments or securities evidencing the Permitted Investments described in clause (i) of the definition thereof from the time of purchase thereof until the time of maturity.

         (c) Earnings from Series 2000-2 Distribution Account. Subject to the restrictions set forth above, the Servicer shall have the authority to instruct the Trustee in writing with respect to the investment of funds on deposit in the Series 2000-2 Distribution Account. All interest and earnings (net of losses and investment expenses) on funds on deposit in the Series 2000-2 Distribution Account shall be deemed to be on deposit and available for distribution.

                                    ARTICLE 6

                               AMORTIZATION EVENTS

         In addition to the Amortization Events set forth in Section 9.1 of the Base Indenture, subject to Section 5.2(a)(v) hereof, the following shall be Amortization Events with respect to the Series 2000-2 Note (without notice or other action on the part of the Trustee or any holders of the Series 2000-2
Note) and shall not be subject to waiver:

         (a) A Series 2000-2 Credit Support Deficiency shall occur and exist for more than one (1) Business Day unless during such one (1) Business Day period the Issuer or the Servicer shall have cured the Series 2000-2 Credit Support Deficiency in accordance with the terms and conditions of this Supplement;

         (b) if all principal and interest of the Series 2000-2 Note is not paid in full on or before the September 2000 Distribution Date;

         (c) any Related Document is not in full force and effect, or the Issuer, Budget or the Servicer so asserts in writing;

         (d) an "Event of Default" shall have occurred and be continuing under and as defined in the Group III Master Lease; or

         (e) an event of default shall have occurred and be continuing under the Series 2000-2 Note Purchase Agreement.

                                    ARTICLE 7

                                     GENERAL

         (a) Repurchase. The Series 2000-2 Note shall be subject to repurchase by TFFC at its option in accordance with Section 6.3 of the Base Indenture on any Distribution Date. The repurchase price for the Series 2000-2 Note shall equal the Aggregate Principal Balance of the Series 2000-2 Note (determined after giving effect to any payments of principal and interest and any Increases or Decreases as of such Distribution Date), plus all accrued and unpaid interest on such Aggregate Principal Balance through the date of purchase under this Section 7(a) plus any other amounts then due and payable to the holders of such Series 2000-2 Note pursuant to this Supplement, the Series 2000-2 Note Purchase Agreement and the Series 2000-2 Note.

         (b) Payment of Rating Agency Fees. TFFC agrees and covenants with the Servicer to pay all reasonable fees and expenses of the Rating Agencies and to promptly provide all documents and other information that the Rating Agencies may reasonably request.

         (c) Exhibits. The following exhibits attached hereto supplement the exhibits included in the Indenture.

         Exhibit A:  Form of Series 2000-2 Note

         Exhibit B:  List of Approved Manufacturers

         (d) Ratification of Base Indenture. As supplemented by this Supplement, the Base Indenture is in all respects ratified and confirmed and the Base Indenture as so supplemented by this Series Supplement shall be read, taken, and construed as one and the same instrument.

         (e) Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

         (F) GOVERNING LAW. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

         (g) Amendments. This Supplement may be modified or amended from time to time by written agreement of the parties hereto, but only with the written consent of the Requisite Noteholders.

         (h) Discharge of Indenture. Notwithstanding anything to the contrary contained in the Base Indenture, no discharge of the Indenture pursuant to Section 11.1(b) of the Base Indenture will be effective as to the Series 2000-2 Note without the consent of the Required Noteholders.

         (i) Base Indenture Defined Terms. Each of the capitalized terms listed in the first column below is defined in Schedule 1 to the Base Indenture, as such term applies to any Segregated Series (including Series 2000-2), by reference to the related Supplement. Such terms are defined in this Series 2000-2 Supplement using the corresponding capitalized terms set forth in the second column below opposite such Base Indenture terms.

                                                             CORRESPONDING SERIES
       BASE INDENTURE TERMS                                 2000-2 SUPPLEMENT TERMS
       --------------------                                 -----------------------
Aggregate Segregated Repurchase Asset                  Aggregate Group III Repurchase Asset
Amount                                                 Amount

Monthly Servicing Fee                                  Series 2000-2 Monthly Servicing Fee

Repurchase Vehicle                                     Group III Repurchase Vehicle

Segregated Repurchase Vehicle                          Group III Repurchase Vehicle

Vehicle                                                Group III Vehicle

Non-Repurchase Vehicle                                 Group III Non-Repurchase Vehicle

Aggregate Non-Repurchase Asset Amount                  Aggregate Group III Non-Repurchase Asset
                                                       Amount

         (j) Servicer. The Servicer represents and warrants that it will perform all of its servicing functions as set forth pursuant to Section 4 of the Base Indenture.

         (k) Tax Opinion. No State of Virginia tax opinion is required to be rendered in connection with the issuance of the Series 2000-2 Note.

         IN WITNESS WHEREOF, TFFC, the Servicer, Budget, as Budget Interestholder and the Trustee have caused this Supplement to be duly executed and BRACC has caused this Supplement to be duly acknowledged and agreed to by their respective officers thereunto duly authorized as of the day and year first above written.

                                    TEAM FLEET FINANCING CORPORATION,
                                    as Issuer


                                    By:
                                       -----------------------------------------
                                          Name:       Robert L. Aprati
                                          Title:      Secretary

                                    BUDGET GROUP, INC., as Servicer


                                    By:
                                       -----------------------------------------
                                          Name:       Robert L. Aprati
                                          Title:      Secretary

                                    BUDGET GROUP, INC., as Budget Interestholder


                                    By:
                                       -----------------------------------------
                                          Name:       Robert L. Aprati
                                          Title:      Secretary

                                    BANKERS TRUST COMPANY, as Trustee


                                    By:
                                       -----------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT A
                                                                              TO
                                                        Series 2000-2 SUPPLEMENT


                          FORM OF VARIABLE FUNDING NOTE


REGISTERED                                                           $90,000,000


No. A-


                       SEE REVERSE FOR CERTAIN CONDITIONS





         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF TEAM FLEET FINANCING CORPORATION, A DELAWARE CORPORATION (THE "COMPANY"), THAT THIS NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION. THIS
NOTE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE INDENTURE REFERRED TO HEREIN.

         THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AND SUBJECT TO INCREASES AND DECREASES AS SET FORTH HEREIN AND IN THE INDENTURE. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                        TEAM FLEET FINANCING CORPORATION

          VARIABLE FUNDING RENTAL CAR ASSET BACKED NOTE, Series 2000-2

                  TEAM FLEET FINANCING CORPORATION, a Delaware corporation (herein referred to as the "Company"), for value received, hereby promises to pay to Deutsche Bank AG, New York Branch, as Agent, a Delaware corporation (the "Noteholder"), or its registered assigns, the principal sum of up to NINETY MILLION DOLLARS ($90,000,000) or, if less the aggregate unpaid principal amount shown on the schedule attached hereto (and any continuation thereof), which amount shall be payable in the amounts and at the times set forth in the Indenture, provided, however, that the entire unpaid principal amount of this Note shall be due on the Series 2000-2 Termination Date, which is the September 2001 Distribution Date (unless extended in writing by the parties to the Indenture and the Noteholder). The Company will pay interest on this Note at the Series 2000-2 Note Rate. Such interest shall be payable on each Distribution Date until the principal of this Note is paid or made available for payment, to the extent funds will be available from Series 2000-2 Collections processed from and including the preceding Distribution Date to but excluding each such Distribution Date in respect of (a) an amount equal to interest accrued for the related Series 2000-2 Interest Period, which will be equal to the sum of the products, for each day during the related Series 2000-2 Interest Period, of (i) the Series 2000-2 Note Rate for such Series 2000-2 Interest Period and (ii) the Series 2000-2 Invested Amount as of the close of business on such date divided by 360, plus (b) an amount equal to the amount of any accrued and unpaid Note Interest Shortfall with respect to prior Series 2000-2 Interest Periods, with interest on the amount of such Note Interest Shortfall at the Series 2000-2 Note Rate for the related Series 2000-2 Interest Period. The principal amount of this Note shall be subject to Increases and Decreases on any Distribution Date, and accordingly, such principal amount is subject to prepayment at any time. Notwithstanding the foregoing, prior to the Series 2000-2 Termination Date and unless an Amortization Event shall have occurred, only interest payments on the outstanding principal amount of the Note are required to be made to the holder hereof. Beginning on the first Distribution Date following the occurrence of an Amortization Event, subject to Decreases on any Business Day, the principal of this Note shall be paid in installments on each subsequent Distribution Date to the extent of funds available for payment therefor pursuant to the Indenture. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

                  The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. This Note does not represent an interest in, or an obligation of, the Servicer or any affiliate of the Servicer other than the Company.

                  Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note. Although a summary of certain provisions of the Indenture are set forth below and on the reverse hereof and made a part hereof, this Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Servicer and the Trustee. A copy of the Indenture may be requested from the Trustee by writing to the Trustee at: Bankers Trust Company, 4 Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Group. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Indenture.

                  Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date: June 29, 2000                  TEAM FLEET FINANCING CORPORATION



                                         By:
                                            ------------------------------------
                                             Name:
                                             Title:



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


                  This is one of the Notes of a series issued under the within-mentioned Indenture.

                                         BANKERS TRUST COMPANY,
                                           as Trustee


                                         By:
                                            ------------------------------------
                                              Authorized Signature

                          REVERSE OF SERIES 2000-2 NOTE


                  This Note is one of a duly authorized issue of Notes of the Company, designated as its Variable Funding Rental Car Asset Backed Notes, Series 2000-2 (herein called the "Series 2000-2 Notes"), all issued under (i) an Amended and Restated Base Indenture, dated as of December 1, 1996 (such Base Indenture, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, is herein called the "Base Indenture"), among the Company, Budget Group, Inc., a Delaware corporation formerly known as Team Rental Group, Inc. ("Budget"), as servicer and as holder of the Budget Interest, and Bankers Trust Company, a New York banking corporation, as trustee (the "Trustee"), and (ii) a Series 2000-2 Supplement, dated as of June 29, 2000 (the "Series 2000-2 Supplement"), among the Company, Budget and the Trustee. The Base Indenture and the Series 2000-2 Supplement are referred to herein as the "Indenture". The Series 2000-2 Note is subject to all terms of the Indenture. All terms used in this Series 2000-2 Note that are defined in the Indenture, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, shall have the meanings assigned to them in or pursuant to the Indenture, as so amended, supplemented or otherwise modified.

                  The Series 2000-2 Note, and all other Notes included in a Group III Series of Notes, are and will be equally and ratably secured by the Group III Collateral, and the Series 2000-2 Note is and will be equally and ratably secured by the Series 2000-2 Collateral, in each case pledged as security therefor as provided in the Indenture and the Series 2000-2 Supplement.

                  "Distribution Date" means the 25th day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing July 25, 2000.

                  As described above, the entire unpaid principal amount of this Series 2000-2 Note shall be due and payable on the Series 2000-2 Termination Date. Notwithstanding the foregoing, if an Amortization Event, Liquidation Event of Default or Series 2000-2 Limited Liquidation Event of Default shall have occurred and be continuing then, in certain circumstances, principal on the Series 2000-2 Note may be paid earlier, as described in the Indenture. All principal payments on the Series 2000-2 Note shall be made pro rata to the Series 2000-2 Noteholders entitled thereto.

                  Payments of interest on this Series 2000-2 Note due and payable on each Distribution Date, together with the installment of principal then due, if any, and any payments of principal made on any Business Day in respect of any Decreases, to the extent not in full payment of this Series 2000-2 Note, shall be made by wire transfer to the Holder of record of this Series 2000-2 Note (or any predecessor Series 2000-2 Note) on the Note Register as of the close of business on each Record Date. Any reduction in the principal amount of this Series 2000-2 Note (or any predecessor Series 2000-2 Note) effected by any payments made on any date shall be binding upon all future Holders of this Series 2000-2 Note and of any Series 2000-2 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted thereon. Final payment of principal (together with any accrued and unpaid interest) on this Series 2000-2 Note will be paid to the Series 2000-2 Noteholder only upon presentation and surrender of this Series 2000-2 Note at the Corporate Trust Office for cancellation by the Trustee.

                  The Company shall pay interest on overdue installments of interest at the Series 2000-2 Note Rate to the extent lawful.

                  As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Series 2000-2 Note may be registered on the Note Register upon surrender of this Series 2000-2 Note for registration of transfer at the office or agency designated by the Company pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series 2000-2 Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Series 2000-2 Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

                  Each Series 2000-2 Noteholder, by acceptance of the Series 2000-2 Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Trustee, the Company or Budget on the Series 2000-2 Note or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Trustee, the Company or Budget in its individual capacity, (ii) any owner of a beneficial interest in the Company or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Trustee, the Company or Budget in its individual capacity, any holder of a beneficial interest in the Company, Budget or the Trustee or of any successor or assign of the Trustee or Budget in its individual capacity, except (a) as any such Person may have expressly agreed and
(b) any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Company for any and all liabilities, obligations and undertakings contained in the Indenture or in this Series 2000-2 Note, subject to Section 13.17 of the Base Indenture.

                  Each Series 2000-2 Noteholder, by acceptance of the Series 2000-2 Note, covenants and agrees that by accepting the benefits of the Indenture that such Series 2000-2 Noteholder will not for a period of one year and one day following payment in full of the Series 2000-2 Note institute against the Company, or join in any institution against the Company of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Series 2000-2 Note, the Indenture or the Related Documents.

                  Prior to the due presentment for registration of transfer of this Series 2000-2 Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name the Series 2000-2 Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not the Series 2000-2 Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  It is the intent of the Company and each Series 2000-2 Noteholder that, for Federal, state and local income and franchise tax purposes only, the Series 2000-2 Note will evidence indebtedness of the Company secured by the Collateral. Each Series 2000-2 Noteholder, by the acceptance of the Series 2000-2 Note, agrees to treat the Series 2000-2 Note for Federal, state and local income and franchise tax purposes as indebtedness of the Company.

                  The Indenture permits in certain circumstances, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Series 2000-2 Note under the Indenture at any time by the Company with the consent of the Holders of the Series 2000-2 Note representing more than 50% in principal amount of the Outstanding Series 2000-2 Note which are affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of Series 2000-2 Note representing specified percentages of the Outstanding Series 2000-2 Note, on behalf of the Holders of the Series 2000-2 Note, to waive compliance by the Company with certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of the Series 2000-2 Note (or any predecessor Series 2000-2 Note) shall be conclusive and binding upon such Holder and upon all future Holders of the Series 2000-2 Note and of the Series 2000-2 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon the Series 2000-2 Note. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Series 2000-2 Note.

                  The term "Company" as used in this Series 2000-2 Note includes any successor to the Company under the Indenture.

                  The Series 2000-2 Note is issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations set forth therein.

                  The Series 2000-2 Note and the Indenture shall be construed in accordance with the law of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such law.

                  No reference herein to the Indenture and no provision of the Series 2000-2 Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on the Series 2000-2 Note at the times, place, and rate, and in the coin or currency herein prescribed, subject to any duty of the Company to deduct or withhold any amounts as required by law, including any applicable U.S. withholding taxes.

                             INCREASES AND DECREASES


                 UNPAID                                                SERIES
    DATE       PRINCIPAL      INCREASE       DECREASE       TOTAL      2000-2     INTEREST PERIOD    NOTATION
                 AMOUNT                                               NOTE RATE   (IF APPLICABLE)    MADE BY
==============================================================================================================





                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

---------------

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
     ---------------------------------------------------------------------------
                         (name and address of assignee)

the within Series 2000-2 Note and all rights thereunder, and hereby irrevocably constitutes and appoints ___________, attorney, to transfer said Series 2000-2 Note on the books kept for registration thereof, with full power of substitution in the premises.


Dated:                                                              */
      ------------                           -------------------------
                                               Signature Guaranteed:







---------------
*/ NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Series 2000-2 Note in every particular, without alteration, enlargement or any change whatsoever.

                                                                       EXHIBIT B
                                                                              TO
                                                        Series 2000-2 SUPPLEMENT





                         List of Approved Manufacturers


         Ford Motor Company
         Saab Cars USA, Inc.
         Toyota Motor Sales USA, Inc.